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                                                                     EXHIBIT 4.1

                                                                  EXECUTION COPY


================================================================================


                                NC MERGER COMPANY

                   11-1/8% Senior Subordinated Notes due 2007

               Obligations to be assumed by Neenah Corporation and
          guaranteed by Neenah Foundry Company, Neenah Transport, Inc.
                        and Hartley Controls Corporation


                     --------------------------------------

                                    INDENTURE

                           Dated as of April 30, 1997

                     --------------------------------------


                                    Trustee,

                     United States Trust Company of New York


================================================================================

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                                                                               1


                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I

                   Definitions and Incorporation by Reference

SECTION 1.01.   Definitions..............................................      1
SECTION 1.02.   Other Definitions........................................     28
SECTION 1.03.   Incorporation by Reference of Trust
                  Indenture Act..........................................     29
SECTION 1.04.   Rules of Construction....................................     29

                                   ARTICLE II

                                 The Securities

SECTION 2.01.   Form and Dating..........................................     30
SECTION 2.02.   Execution and Authentication.............................     31
SECTION 2.03.   Registrar and Paying Agent...............................     32
SECTION 2.04.   Paying Agent To Hold Money in Trust......................     33
SECTION 2.05.   Securityholder Lists.....................................     34
SECTION 2.06.   Transfer and Exchange....................................     34
SECTION 2.07.   Replacement Securities...................................     35
SECTION 2.08.   Outstanding Securities...................................     36
SECTION 2.09.   Temporary Securities.....................................     36
SECTION 2.10.   Cancelation..............................................     36
SECTION 2.11.   Defaulted Interest.......................................     37
SECTION 2.12.   CUSIP Numbers............................................     37
SECTION 2.13.   Book-Entry Provisions for U.S. Global
                Security.................................................     37
SECTION 2.14.   Special Transfer Provisions..............................     39

                                   ARTICLE III

                                   Redemption

SECTION 3.01.   Notices to Trustee.......................................     44
SECTION 3.02.   Selection of Securities
                  to be Redeemed.........................................     44
SECTION 3.03.   Notice of Redemption.....................................     45

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                                                                               2


SECTION 3.04.   Effect of Notice of Redemption...........................     46
SECTION 3.05.   Deposit of Redemption Price..............................     47
SECTION 3.06.   Securities Redeemed in Part..............................     47
SECTION 3.07.   Optional Redemption......................................     47

                                   ARTICLE IV

                                    Covenants

SECTION 4.01.   Payment of Securities....................................     48
SECTION 4.02.   SEC Reports..............................................     48
SECTION 4.03.   Limitation on Indebtedness...............................     49
SECTION 4.04.   Limitation on Restricted Payments........................     52
SECTION 4.05.   Limitation on Restrictions on
                  Distributions from Subsidiaries........................     56
SECTION 4.06.   Limitation on Sales of Assets and
                  Subsidiary Stock.......................................     58
SECTION 4.07.   Limitation on Transactions with
                  Affiliates.............................................     62
SECTION 4.08.   Change of Control........................................     63
SECTION 4.09.   Compliance Certificate...................................     64
SECTION 4.10.   Further Instruments and Acts.............................     65
SECTION 4.11.   Limitation on the Sale or Issuance of
                  Capital Stock of Restricted
                  Subsidiaries...........................................     65
SECTION 4.12.   Limitation on Liens......................................     65
SECTION 4.13.   Limitation on Sale/Leaseback
                  Transactions...........................................     66
SECTION 4.14.   Limitation on Lines of Business..........................     66
SECTION 4.15.   Future Guarantor Subsidiaries............................     66

                                    ARTICLE V

                                Successor Company

SECTION 5.01.   When Company May Merge or Transfer
                  Assets.................................................     67

                                   ARTICLE VI

                              Defaults and Remedies

SECTION 6.01.   Events of Default........................................     68
SECTION 6.02.   Acceleration.............................................     70
SECTION 6.03.   Other Remedies...........................................     71

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                                                                               3


SECTION 6.04.   Waiver of Past Defaults..................................     71
SECTION 6.05.   Control by Majority......................................     71
SECTION 6.06.   Limitation on Suits......................................     72
SECTION 6.07.   Rights of Holders to
                  Receive Payment........................................     72
SECTION 6.08.   Collection Suit by Trustee...............................     72
SECTION 6.09.   Trustee May File Proofs of Claim.........................     72
SECTION 6.10.   Priorities...............................................     73
SECTION 6.11.   Undertaking for Costs....................................     73
SECTION 6.12.   Waiver of Stay or Extension Laws.........................     74
SECTION 6.13.   Restoration of Rights and Remedies.......................     74

                                   ARTICLE VII

                                     Trustee

SECTION 7.01.   Duties of Trustee........................................     74
SECTION 7.02.   Rights of Trustee........................................     76
SECTION 7.03.   Individual Rights of Trustee.............................     76
SECTION 7.04.   Trustee's Disclaimer.....................................     77
SECTION 7.05.   Notice of Defaults.......................................     77
SECTION 7.06.   Reports by Trustee to Holders............................     77
SECTION 7.07.   Compensation and Indemnity...............................     77
SECTION 7.08.   Replacement of Trustee...................................     78
SECTION 7.09.   Successor Trustee by Merger..............................     79
SECTION 7.10.   Eligibility; Disqualification............................     80
SECTION 7.11.   Preferential Collection of Claims
                  Against Company .......................................     80

                                  ARTICLE VIII

                       Discharge of Indenture; Defeasance

SECTION 8.01.   Discharge of Liability on Securities;
                  Defeasance.............................................     80
SECTION 8.02.   Conditions to Defeasance.................................     82
SECTION 8.03.   Application of Trust Money...............................     83
SECTION 8.04.   Repayment to Company.....................................     83
SECTION 8.05.   Indemnity for Government
                  Obligations............................................     84
SECTION 8.06.   Reinstatement............................................     84

                                   ARTICLE IX

                                   Amendments

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                                                                               4


SECTION 9.01.   Without Consent of Holders...............................     84
SECTION 9.02.   With Consent of Holders..................................     85
SECTION 9.03.   Compliance with Trust Indenture Act......................     87
SECTION 9.04.   Revocation and Effect of Consents and
                  Waivers................................................     87

SECTION 9.05.   Notation on or Exchange
                  of Securities..........................................     87
SECTION 9.06.   Trustee to Sign Amendments...............................     88
SECTION 9.07.   Payment for Consent......................................     88

                                    ARTICLE X

                         Subordination of the Securities

SECTION 10.01.  Agreement to Subordinate.................................     88
SECTION 10.02.  Liquidation, Dissolution, Bankruptcy.....................     89
SECTION 10.03.  Default on Senior Indebtedness of
                  the Company............................................     89
SECTION 10.04.  Acceleration of Payment of Securities....................     90
SECTION 10.05.  When Distribution Must Be Paid Over......................     90
SECTION 10.06.  Subrogation..............................................     90
SECTION 10.07.  Relative Rights..........................................     91
SECTION 10.08.  Subordination May Not Be Impaired by
                  Company................................................     91
SECTION 10.09.  Rights of Trustee and Paying Agent.......................     91
SECTION 10.10.  Distribution or Notice to Representative.................     92
SECTION 10.11.  Article X Not To Prevent Events
                  of Default or Limit
                  Right To Accelerate....................................     92
SECTION 10.12.  Trust Moneys Not Subordinated............................     92
SECTION 10.13.  Trustee Entitled to Rely.................................     92
SECTION 10.14.  Trustee to Effectuate Subordination......................     93
SECTION 10.15.  Trustee Not Fiduciary for Holders of
                  Senior Indebtedness of the Company.....................     93
SECTION 10.16.  Reliance by Holders of Senior
                  Indebtedness of the Company on
                  Subordination Provisions...............................     93
SECTION 10.17.  Trustee's Compensation Not Prejudiced....................     94

                                   ARTICLE XI

                              Subsidiary Guaranties

SECTION 11.01.  Subsidiary Guaranties....................................     94

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                                                                               5


SECTION 11.02.  Limitation on Liability..................................     96
SECTION 11.03.  Successors and Assigns...................................     96
SECTION 11.04.  No Waiver................................................     97
SECTION 11.05.  Modification.............................................     97
SECTION 11.06.  Execution of Supplemental Indenture
                  for Future Guarantor Subsidiaries......................     97

                                   ARTICLE XII

                   Subordination of the Subsidiary Guaranties

SECTION 12.01.  Agreement to Subordinate.................................     98
SECTION 12.02.  Liquidation, Dissolution, Bankruptcy.....................     98
SECTION 12.03.  Default on Senior Indebtedness of a
                Guarantor Subsidiary.....................................     98
SECTION 12.04.  Demand for Payment.......................................    100
SECTION 12.05.  When Distribution Must Be Paid Over......................    100
SECTION 12.06.  Subrogation..............................................    100
SECTION 12.07.  Relative Rights..........................................    100
SECTION 12.08.  Subordination May Not Be Impaired by a
                  Guarantor Subsidiary...................................    101
SECTION 12.09.  Rights of Trustee and Paying Agent.......................    101
SECTION 12.10.  Distribution or Notice to Representative.................    101
SECTION 12.11.  Article XII Not To Prevent Events
                  of Default or Limit
                  Right To Accelerate....................................    102
SECTION 12.12.  Trustee Entitled to Rely.................................    102
SECTION 12.13.  Trustee to Effectuate Subordination......................    102
SECTION 12.14.  Trustee Not Fiduciary for Holders of
                  Senior Indebtedness of a Guarantor
                  Subsidiary.............................................    103
SECTION 12.15.  Reliance by Holders of Senior
                  Indebtedness of a Guarantor Subsidiary
                  on Subordination Provisions............................    103

                                  ARTICLE XIII

                                  Miscellaneous

SECTION 13.01.  Trust Indenture Act Controls.............................    103
SECTION 13.02.  Notices..................................................    103
SECTION 13.03.  Communication by Holders with Other
                  Holders................................................    104
SECTION 13.04.  Certificate of Opinion as to Conditions
                  Precedent..............................................    104
SECTION 13.05.  Statements Required in Certificate or
                  Opinion................................................    105
SECTION 13.06.  When Securities Disregarded..............................    105
SECTION 13.07.  Rules by Trustee, Paying Agent and
                  Registrar..............................................    105
SECTION 13.08.  Legal Holidays...........................................    105
SECTION 13.09.  Governing Law............................................    106
SECTION 13.10.  No Recourse Against Others...............................    106
SECTION 13.11.  Successors...............................................    106
SECTION 13.12.  Multiple Originals.......................................    106
SECTION 13.13.  Table of Contents; Headings..............................    106

Exhibit A - Form of Face of Initial Security
Exhibit B - Form of Face of Exchange Security
Exhibit C - Form of Transferee Letter of Representation
Exhibit D - Form of First Supplemental Indenture
Exhibit E - Form of Supplemental Indenture
Exhibit F - Form of Certificate to be Delivered upon Termination of
                 Restricted Period
Exhibit G - Form of Certificate to be Delivered in Connection with
                 Transfers to Non-QIB Institutional Accredited Investors Exhibit H - Form of Certificate to be Delivered in Connection with
                 Transfers pursuant to Regulation S

                              CROSS-REFERENCE TABLE

  TIA                                                              Indenture
Section                                                             Section
-------                                                            ---------

310(a)(1)     ...................................................    7.10
   (a)(2)     ...................................................    7.10
   (a)(3)     ...................................................    N.A.
   (a)(4)     ...................................................    N.A.
   (b)        ...................................................    7.08; 7.10
   (c)        ...................................................    N.A.
311(a)        ...................................................    7.11
   (b)        ...................................................    7.11
   (c)        ...................................................    N.A.
312(a)        ...................................................    2.05
   (b)        ...................................................    11.03
   (c)        ...................................................    11.03
313(a)        ...................................................    7.06
   (b)(1)     ...................................................    N.A.
   (b)(2)     ...................................................    7.06
   (c)        ...................................................    11.02
   (d)        ...................................................    7.06
314(a)        ...................................................    4.02; 4.09;
                                                                     11.02
   (b)        ...................................................    N.A.
   (c)(1)     ...................................................    11.04
   (c)(2)     ...................................................    11.04
   (c)(3)     ...................................................    N.A.
   (d)        ...................................................    N.A.
   (e)        ...................................................    13.05
   (f)        ...................................................    4.12
315(a)        ...................................................    7.01
   (b)        ...................................................    7.05; 11.02
   (c)        ...................................................    7.01
   (d)        ...................................................    7.01
   (e)        ...................................................    6.11
316(a)(last
sentence)     ...................................................    13.06
   (a)(1)(A)  ...................................................    6.05
   (a)(1)(B)  ...................................................    6.04
   (a)(2)     ...................................................    N.A.
   (b)        ...................................................    6.07
317(a)(1)     ...................................................    6.08
   (a)(2)     ...................................................    6.09
   (b)        ...................................................    2.04
318(a)        ...................................................    11.01

                           N.A. means Not Applicable.

----------
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.
CONFORMED COPY

                        INDENTURE dated as of April 30, 1997, among NC MERGER
                  COMPANY, a Wisconsin corporation (the "Company"), and United States Trust Company of New York, a New York banking corporation (the "Trustee").

            Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 11-1/8% Senior Subordinated Notes due 2007 (the "Initial Securities") and, when and if issued pursuant to a registered exchange for Initial Securities, the Company's 11-1/8% Series B Senior Subordinated Notes due 2007 (the "Exchange Securities").

                                    ARTICLE I

                   Definitions and Incorporation by Reference

            SECTION 1.01. Definitions.

            "ACP Holdings" means ACP Holding Company, a Delaware corporation.

            "ACP Products, L.L.C." means ACP Products, L.L.C., a Delaware limited liability company.

            "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock), including improvements to existing assets, to be used by the Company or a Restricted Subsidiary in a Related Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that, in the case of clauses (ii) and (iii), such Restricted Subsidiary is primarily engaged in a Related Business.

            "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the
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                                                                               2


ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Section 4.07 only, "Affiliate" shall also mean any beneficial owner of shares representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

            "Applicable Premium" means, with respect to a Security, the greater of (i) 1.0% of the then outstanding principal amount of such Security and (ii) the excess of (A) the present value of all remaining required interest and principal payments due on such Security, computed using a discount rate equal to the Treasury Rate plus 75 basis points, over (B) the then outstanding principal amount of such Security.

            "Asset Disposition" means any sale, lease, transfer or other disposition of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), property or assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than: (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary; (ii) a disposition of inventory, in the ordinary course of business consistent with past practices of the Company and its Subsidiaries and (iii) dispositions with a fair market value of less than $500,000 in the aggregate in any fiscal year; (iv) a disposition of properties and assets that is governed by the provisions of Section 5.01(i)-(v); and (v) for purposes of Section 4.06 only, a disposition subject to Section 4.04.

            "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate assumed in making calculations in accordance with FAS 13) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

            "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i)
the sum of the
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                                                                               3


products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or scheduled redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

            "Bank Indebtedness" means any and all amounts payable under or in respect of the Senior Bank Facilities or any refinancing or replacements thereof including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

            "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

            "Borrowing Base" means, as of the date of determination, an amount equal to the sum, without duplication, of (i) 80% of the net book value of the Company's accounts receivable at such date and (ii) 50% of the net book value of the Company's inventories at such date. Net book value shall be determined in accordance with GAAP and shall be that reflected on the most recent available balance sheet (it being understood that the accounts receivable and inventories of an acquired business may be included if such acquisition has been completed on or prior to the date of determination).

            "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions in New York State are authorized or required by law to close.

            "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

            "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP. The amount of Indebtedness represented by a Capitalized Lease Obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last scheduled payment of rent or any other amount due under the relevant lease.

            "Change of Control" means the occurrence of any of the following events:

            (a) prior to the earlier to occur of the first public offering of Voting Stock of ACP Holdings, the Company or Holdings, the Permitted Holders cease to be entitled (by "beneficial ownership" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of Voting Stock, contract or otherwise) to elect or cause the election of directors of the Company having a majority of the total voting power of the Board of Directors of the Company, whether as a result of issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities by any Permitted Holder or otherwise (for purposes of this clause (a), the Permitted Holders shall be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation") so long as one or more of the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent corporation);

            (b) after the first public offering of Voting Stock of ACP Holdings, the Company or Holdings, any person or group (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more of the Permitted Holders, is or becomes the beneficial owner (as defined in clause (a) above), directly or indirectly, of Voting Stock that represents more than 40% of the aggregate ordinary voting power of all classes of the Voting Stock of ACP Holdings, the Company or Holdings, voting together as a single class, and either (x) the Permitted Holders beneficially own (as defined in clause (a) above), directly or indirectly, in the aggregate Voting Stock that represents a lesser percentage of the aggregate ordinary voting power of all classes of the Voting Stock of ACP Holdings, the Company or Holdings, as the case may be, voting together as a single class, than such other person or group and are not entitled (by voting power, contract or otherwise) to elect directors of ACP Holdings, the Company or Holdings having a majority of the total voting power of the board of directors of ACP Holdings, Holdings or the Company, as the case may be, or (y) such other person or group is entitled to elect directors of ACP Holdings, the Company or Holdings having a majority of the total voting power of the board of directors of ACP Holding, Holdings or the Company;

            (c) after the first public offering of Voting Stock of ACP Holdings, Holdings or the Company, during any period of not greater than two consecutive years beginning after the Issue Date, individuals who at the beginning of such period constituted the board of directors of ACP Holdings, Holdings or the Company, as the case may be (together with any new directors whose election by such board of directors or whose nomination for election by shareholders was approved by the Permitted Holders or by such board of directors, in each case by a vote of a majority of the directors of ACP Holdings, the Company or Holdings, as the case may be, then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to have a majority of the total voting power of the board of directors of ACP Holdings, Holdings or the Company, as the case may be; or

            (d) any sale, lease, or other transfer (in one transaction or in a series of related transactions) is made by the Company or its Restricted Subsidiaries of all or substantially all of the consolidated assets of the Company and its Restricted Subsidiaries to any Person.

            "Citicorp" means Citicorp, a Delaware corporation.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Commodity Agreement" means one or more of the following agreements entered into by a Person and one or more financial institutions: commodity future contracts, forward contracts, options or other similar arrangements or agreements designed to protect against fluctuations in the price of, or the shortage of supply of, commodities from time to time.

            "Company" means the party named as such in this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities. In particular, upon consummation of the Neenah Merger and execution and delivery of the First Supplemental Indenture, the "Company" shall mean Neenah Corporation.

            "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination (determined, for the four fiscal quarters ending prior to the Issue Date, or any thereof, on a pro forma basis to give effect to the Neenah Merger as if it had occurred at the beginning of such period) to (ii) Consolidated Interest Expense for such four fiscal quarters (determined, for the four fiscal quarters ending prior to the Issue Date, or any thereof, on a pro forma basis to give effect to the Neenah Merger as if it had occurred at the beginning of such period); provided, however, that

            (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness and the application of the proceeds thereof as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period (except that in the case of Indebtedness to finance seasonal fluctuations in working capital needs Incurred under a revolving credit or similar arrangement, the amount thereof shall be deemed to be the average daily balance of such Indebtedness during such four quarter period);

            (2) if since the beginning of such period the Company or any Restricted Subsidiary shall have disposed of any assets constituting all or substantially all of the assets of an operating unit of a business (a "Disposal"), (x) the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Disposal for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and (y) Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Disposal for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

            (3) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of the assets of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness in connection therewith) as if such Investment or acquisition occurred on the first day of such period; and

            (4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Disposal or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Disposal, Investment or acquisition of assets occurred on the first day of such period.

            For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months). If any Indebtedness bears, at the option of the Company or a Restricted Subsidiary, a fixed or floating rate of interest and is being given pro forma effect, then (i) if any interest had accrued on such Indebtedness prior to the date of determination, the interest expense on such Indebtedness shall be computed by applying a fixed or floating rate of interest as selected by the Company or such Restricted Subsidiary for the interest period immediately preceding such determination or (ii) if no interest accrued on such Indebtedness prior to the date of determination, the interest expense on such Indebtedness shall be computed by applying, at the option of the Company or such Restricted Subsidiary, either a fixed or floating rate. If any Indebtedness which is being given pro forma effect was Incurred under a revolving credit facility that was in effect throughout the applicable period, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

            "Consolidated Interest Expense" means, for any period, the total consolidated interest expense of the Company and its Restricted Subsidiaries for such period, plus, to the extent Incurred by the Company and its Restricted Subsidiaries in such period but not included in such interest expense: (i) interest expense attributable to Capitalized Lease Obligations and Attributable Debt; (ii) amortization of debt discount; (iii) capitalized interest; (iv) noncash interest expense; (v) commissions, discounts and other fees and charges with respect to letters of credit and bankers' acceptance financing; (vi) net costs associated with Interest Rate Agreements; (vii) the interest portion of any deferred payment obligation for goods or services; (viii) interest actually paid by the Company or any Restricted Subsidiary on any Indebtedness of any other Person that is Guaranteed by the Company or any Restricted Subsidiary;
(ix) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company or a Wholly Owned Subsidiary) in connection with Indebtedness Incurred by such plan or trust; and (x) the earned discount or yield with respect to the sale of receivables (without duplication of amounts included in Consolidated Net Income); but in no event shall include (i) amortization of debt issuance costs; (ii) Preferred Stock dividends in respect of all Preferred Stock of Subsidiaries of the Company and Disqualified Stock of the Company held by Persons other than the Company or a Wholly Owned Subsidiary; or (iii) interest Incurred in connection with Investments in discontinued operations.

            "Consolidated Net Income" means, for any period, the consolidated net income (loss) of the Company and its Subsidiaries for such period; provided, however, that there shall not be included in such Consolidated Net Income:

            (i) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that (A) subject to the limitations contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income;

            (ii) for purposes of Section 4.04(a)(3)(A) only, any net income
      (loss) of any person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

            (iii) any net income (loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the limitations contained in (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

            (iv) any gain (or loss) realized upon the sale or other disposition of any asset of the Company or its Consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

            (v) any extraordinary gain or loss; and

            (vi) the cumulative effect of a change in accounting principles after the Issue Date.

            Notwithstanding the foregoing, for the purpose of Section 4.04 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under Section 4.04(a)(3)(D). Notwithstanding anything to the contrary in Section 4.04, all amounts paid to Holdings pursuant to Section 4.04(b)(xi)(B) shall be deducted in computing Consolidated Net Income.

            "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and the Restricted Subsidiaries, determined on a Consolidated basis, as of the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

            "Consolidated Non-Cash Charges" of any Person means, for any period, the aggregate depreciation, amortization and other non-cash charges of such Person and its Consolidated Subsidiaries for such period, on a Consolidated basis, as determined in accordance with GAAP (excluding any such other non-cash charge which requires an accrual or reserve for cash charges for any future period).

            "Consolidation" means the consolidation of the accounts of each of the Restricted Subsidiaries with those of the Company in accordance with GAAP consistently applied; provided, however, that "Consolidation" shall not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in an Unrestricted Subsidiary shall be accounted for as an investment. The term "Consolidated" has a correlative meaning.

            "Currency Agreement" means with respect to any Person any foreign exchange contract, currency swap agreement or other similar agreement or arrangement as to which such Person is a party or a beneficiary.

            "CVC" means Citicorp Venture Capital, Ltd., a New York corporation.

            "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

            "Definitive Securities" means Securities that are in the form of Exhibit A or Exhibit B attached hereto that do not include the information called for by footnote 1 thereof.

            "Depositary" means, with respect to the Securities issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Securities, until a successor shall have been appointed and becomes such pursuant to the applicable provisions of this Indenture, and thereafter, "Depositary" shall mean or include such successor.

            "Designated Senior Indebtedness" means (i) the Bank Indebtedness and
(ii) any other Senior Indebtedness of the Company which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend at least $25,000,000 and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of this Indenture.

            "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise; (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock; or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to ninety-one days after the Stated Maturity of the Securities. Disqualified Stock shall not include any Capital Stock that is not otherwise Disqualified Stock if by its terms the holders have the right to require the issuer to repurchase such stock upon a Change of Control (or upon events substantially similar to a Change of Control).

            "Domestic Subsidiary" means a Subsidiary that is incorporated or organized under the laws of the United States of America, any state thereof or the District of Columbia.

            "EBITDA" for any period means the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) income tax expense; (ii) Consolidated Interest Expense; and (iii) Consolidated Non-Cash Charges, in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income (loss) of such Subsidiary was included in calculating Consolidated Net Income.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Exchange and Registration Rights Agreement" means the Exchange and Registration Rights Agreement dated as of the Issue Date by and among the Initial Purchasers, the Neenah Corporation and the Initial Guarantors, as such agreement may be amended, modified, or supplemented from time to time in accordance with the terms thereof.

            "Exchange Offer" shall have the meaning set forth in the Exchange and Registration Rights Agreement.

            "Exchange Offer Registration Statement" shall have the meaning set forth in the Exchange and Registration Rights Agreement.

            "First Supplemental Indenture" means the First Supplemental Indenture to be entered into in connection with the Neenah Merger, which shall be substantially in the form of Exhibit D hereto.

            "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, in statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

            "Global Security" means a Security that is in the form of Exhibit A or Exhibit B hereto that includes the information called for by footnote 1 thereof.

            "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person through an agreement enforceable by or for the benefit of the holder of such Indebtedness and any such obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

            "Guarantor Subsidiary" means any Person that has issued a Subsidiary Guaranty. Upon consummation of the Neenah Merger and execution and delivery of the First Supplemental Indenture, the term "Guarantor Subsidiary" shall include each of the Initial Guarantors.

            "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Commodity Agreement, Interest Rate Agreement or Currency Agreement.

            "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

            "Holdings" means NFC Castings, Inc., a Delaware corporation, any Person acceding to its ownership, and successors thereto.

            "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary; provided further, however, that in the case of a discount security, the accretion of original issue discount on such security shall not be considered an Incurrence of Indebtedness if (but only if) the Company elects to treat the whole face amount of such security as Incurred at such time (and such Incurrence is then permitted in accordance with the terms of this Indenture).

            "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

            (i) the principal of indebtedness of such Person for borrowed money;

            (ii) the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

            (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto) other than letters of credit or similar instruments supporting Trade Payables entered into in the ordinary course of business of such Person to the extent that such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed not later than the third business day following such drawing;

            (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than twelve months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

            (v) all Capitalized Lease Obligations and all Attributable Debt of such Person;

            (vi) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of the Company, any Preferred Stock (but excluding, in each case, any accrued dividends);

            (vii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Persons;

            (viii) all Indebtedness of other Persons to the extent Guaranteed by such Person; and

            (ix) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

            The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

            "Indenture" means this Indenture as amended or supplemented from time to time.

            "Initial Guarantors" means Neenah Foundry Company, Hartley Controls Corporation and Neenah Transport, Inc., each a Wisconsin corporation.

            "Initial Purchasers" means Chase Securities Inc. and Morgan Stanley & Co. Incorporated.

            "Interest Rate Agreement" means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

            "Investment" in any Person means any direct or indirect advance loan (other than advances or loans to customers or suppliers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the Person making such loan or advance) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary" and Section 4.04 only, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

            "Issue Date" means the date on which the Initial Securities are originally issued.

            "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

            "Management Investors" means the officers and employees of ACP Products, L.L.C., ACP Holdings, Holdings, the Company or a Subsidiary of the Company who acquire Voting Stock of ACP Products, L.L.C., ACP Holdings, Holdings or the Company on or after the Issue Date.

            "Moody's" means Moody's Investors Service, Inc., and its successors.

            "Neenah Corporation" means Neenah Corporation, a Wisconsin corporation.

            "Neenah Merger" means the merger of the Company with and into Neenah Corporation under the terms of the Agreement and Plan of Reorganization (as amended) by and among the Company, Holdings and Neenah Corporation dated November 20, 1996.

            "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable, or from an escrow account or otherwise, in each case only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of: (i) all legal, title and recording expenses, commissions and other expenses (including fees and expenses of counsel and investment bankers) incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition; (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;
(iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and (iv) appropriate amounts to be provided by the party or parties making such Asset Disposition as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Disposition.

            "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the proceeds of such issuance or sale in the form of cash, including payments in respect of deferred payment obligations when received in form of, or stock or other assets when disposed for, cash, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, filing and registration fees, trustee's fees, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

            "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of the Company.

            "Officers' Certificate" means a certificate signed by two Officers, one of whom shall be the principal executive, financial or accounting officer of the Company.

            "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

            "Permitted Holders" means (i) CVC and its Affiliates and Permitted Transferees and (ii) the Management Investors and their Permitted Transferees.

            "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in: (i) the Company; (ii) a Restricted Subsidiary or a Person which shall, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business; (iii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business; (iv) Temporary Cash Investments; (v) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (vi) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vii) loans or advances to employees made in the ordinary course of business and not exceeding $1,000,000 in the aggregate outstanding at any one time; (viii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (ix) securities received as consideration in sales of assets made in compliance with Section 4.06; (x) other Investments, of any type, provided that the amount of such Investments made after the Issue Date in reliance on this clause (x) and outstanding at any time does not exceed 7.5% of Total Assets; or (xi) Guarantees relating to Indebtedness which is permitted to be Incurred under Section 4.03.

            "Permitted Liens" means with respect to any Person, (a) Liens to secure Indebtedness permitted under the provisions described under clause (b)(i) or (ii) under Section 4.03; (b) pledges or deposits made or other Liens granted by (1) such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, (2) in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or (3) to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business, (c) Liens imposed by law, such as carriers', warehousemen's, mechanics', employees' and other like Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments, awards, decrees or orders of any court or other governmental authority against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;
(d) Liens for property taxes not yet due or payable or subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings; (e) Liens in favor of issuers of surety, performance, judgment, appeal and other like bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;
(f) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning provisions, carveouts, conditional waivers or other restrictions as to the use of real properties or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, Liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee) or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially impair the use of such properties in the operation of the business of such Person; (g) Liens existing or provided for under written arrangements existing on the Issue Date; (h) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a wholly owned Subsidiary of such Person; (i) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligations; (j) Liens to secure any refinancing, refunding, replacement, renewal, repayment or extension (or successive refinancings, refundings, replacements, renewals, repayments or extensions) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clause (g), (i),
(l), (m) or (n); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property) and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (g), (i), (l), (m) or (n) at the time the original Lien became a Permitted Lien and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, replacement, renewal, repayment or extension; (k)(i) mortgages, liens, security interests, restrictions or encumbrances that have been placed by any developer, landlord or other third party on property over which the Company or any Restricted Subsidiary or the Company has easement rights or on any real property leased by the Company and subordination or similar agreements relating thereto and (ii) any condemnation or eminent domain proceedings affecting any real property; (l) Liens on property, assets or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created, Incurred or assumed by such Person in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary; (m) Liens on property or assets at the time the Company or a Restricted Subsidiary acquired the property or assets, including any acquisition by means of a merger or consolidation with or into the Company or a Restricted Subsidiary; provided, however, that such Liens are not created in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens may not extend to any other property owned by the Company or any Restricted Subsidiary; and (n) any Lien on stock or other securities of an Unrestricted Subsidiary that secures Indebtedness of such Unrestricted Subsidiary.

            "Permitted Transferee" means (a) with respect to CVC (i) Citicorp, any direct or indirect wholly owned subsidiary of Citicorp, and any officer, director or employee of CVC, Citicorp or any wholly owned subsidiary of Citicorp; (ii) any spouse or lineal descendant (including by adoption and stepchildren) of the officers, directors and employees in clause (a)(i) above or
(iii) any trust, corporation or partnership 100% in interest of the beneficiaries, stockholders or partners of which consists of one or more of the persons described in clause (a)(i) or (ii) above and (b) with respect to any officer or employee of ACP Products, L.L.C., ACP Holdings, Holdings, the Company or a Subsidiary of the Company (i) any spouse or lineal descendant (including by adoption and stepchildren) of such officer or employee and (ii) any trust, corporation or partnership 100% in interest of the beneficiaries, stockholders or partners of which consists of such officer or employee, any of the persons described in clause (b)(i) above or any combination thereof.

            "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

            "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

            "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security that is due or overdue or is to become due at the relevant time.

            "Private Placement Legend" means the legend set forth under such caption in the form of Initial Security in Exhibit A hereto.

            "Public Equity Offering" means an underwritten primary public offering of common stock of ACP Holdings, Company or Holdings (or, for purposes of Section 4.11(d), any Restricted Subsidiary) pursuant to an effective registration statement (other than a registration statement on Form S-4, S-8 or any successor or similar forms) under the Securities Act (whether alone or in conjunction with any secondary public offering); provided, however, that if any such offering is an offering of the common stock of ACP Holdings, only the net proceeds thereof that are contributed to the Company shall be taken into consideration for purposes of this definition.

            "Public Market" means any time after (x) a Public Equity Offering has been consummated and (y) at least 15% of the total issued and outstanding common stock of ACP Holdings, the Company or Holdings (or, for purposes of Section 4.11, any Restricted Subsidiary) has been distributed by means of an effective registration statement under the Securities Act.

            "Purchase Agreement" means the Purchase Agreement dated April 23, 1997 among the Company and the Initial Purchasers.

            "Purchase Money Indebtedness" means Indebtedness (i) consisting of the deferred purchase price of an asset or assets (including Capital Stock and the assets of an ongoing business) including additions and improvements, any conditional sale obligation, any obligation under any title retention agreement or any other purchase money obligation or (ii) incurred to finance the acquisition by the Company or a Restricted Subsidiary of an asset or assets (including Capital Stock and the assets of a Related Business), including additions and improvements; provided that in the case of clause (i) the Average Life of such Indebtedness is less than the anticipated useful life of assets having an aggregate fair market value representing more than 50% of the aggregate fair market value of all assets so acquired and that in the case of clauses (i) and (ii) such Indebtedness is incurred within 180 days after the acquisition by the Company or Restricted Subsidiary of such asset or assets, or is in existence with respect to any asset or other property at the time such asset or property is acquired.

            "Redemption Date" means the date on which the Securities are optionally redeemed pursuant to Section 3.07.

            "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances" and "refinanced" shall have a correlative meaning) any Indebtedness existing on the Issue Date or Incurred in compliance with this Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary (to the extent permitted in this Indenture) and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of that or another Restricted Subsidiary of the Company), including Indebtedness that refinances Refinancing Indebtedness; provided, however, that (i) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced; (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced; (iii) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or, if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or, if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced plus the amount of any premium reasonably determined by the Company or such Restricted Subsidiary, as applicable, as necessary at the time of such refinancing to accomplish such refinancing or required pursuant to the terms thereof, plus the amount of expenses of the Company or such Restricted Subsidiary, as applicable, Incurred in connection with such refinancing; and (iv) if the Indebtedness being refinanced is subordinated in right of payment to the Securities, such Refinancing Indebtedness is subordinated in right of payment to the Securities to the extent of the Indebtedness being refinanced; provided further, however, that Refinancing Indebtedness shall not include Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

            "Registered Exchange Offer" shall have the meaning set forth in the Exchange and Registration Rights Agreement.

            "Related Business" means any business of the Company and the Restricted Subsidiaries as conducted on the Issue Date and any business related, ancillary or complementary thereto.

            "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

            "S&P" means Standard and Poor's Ratings Group, a division of McGraw-Hill, Inc., and its successors.

            "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or such Restricted Subsidiary transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such Person, other than leases between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

            "SEC" means the Securities and Exchange Commission.

            "Secured Indebtedness" of the Company means any Indebtedness of the Company secured by a Lien. "Secured Indebtedness" of any Guarantor Subsidiary has a correlative meaning.

            "Securities" means, collectively, the Initial Securities and, when and if issued as provided in the Exchange and Registration Rights Agreement, the Exchange Securities.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Securities Custodian" means the custodian with respect to the Global Security (as appointed by the Depository), or any successor entity thereto and shall initially be the Trustee.

            "Senior Bank Facilities" means the credit agreement dated as of the Issue Date, as amended, waived or otherwise modified from time to time, among Holdings, the Company, the lenders party thereto from time to time, and The Chase Manhattan Bank, a New York banking corporation, as agent (except to the extent that any such amendment, waiver or other modification thereto would be prohibited by the terms of this Indenture).

            "Senior Indebtedness" of the Company means all principal of, premium (if any), accrued interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and other amounts owing with respect to all Indebtedness of the Company, and including all Bank

Indebtedness, whether outstanding on the Issue Date or thereafter incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is expressly provided that such obligations are not superior in right of payment to the Notes; provided, however, that Senior Indebtedness shall not include (1) any obligation of the Company to any Subsidiary, (2) any liability for federal, foreign, state, local or other taxes owed or owing by the Company, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness or obligation of the Company which is subordinate or junior in any respect (other than as a result of the Indebtedness being unsecured) to any other Indebtedness or obligation of the Company, including any Senior Subordinated Indebtedness and any Subordinated Obligations, (5) any obligations with respect to any Capital Stock or (6) any Indebtedness Incurred in violation of this Indenture. "Senior Indebtedness" of any Guarantor Subsidiary has a correlative meaning.

            "Senior Subordinated Indebtedness" means the Securities and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Securities and is not subordinated by its terms to any Indebtedness or other obligation of the Company which is not Senior Indebtedness. "Senior Subordinated Indebtedness" of any Guarantor Subsidiary has a correlative meaning.

            "Shelf Registration Statement" shall have the meaning set forth in the Exchange and Registration Rights Agreement.

            "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of clause (w)(1) or (2) of Rule 1-02 under Regulation S-X promulgated by the SEC.

            "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the purchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

            "Subordinated Obligation" of the Company means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinate in right of payment to the Securities pursuant to a written agreement. "Subordinated Obligation" of any Guarantor Subsidiary shall have a correlative meaning.

            "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or members of any other governing body thereof is at the time owned or controlled, directly or indirectly, by (i) such Person or (ii) one or more Subsidiaries of such Person.

            "Subsidiary Guaranty" means any Guarantee of the Securities which may from time to time be executed and delivered pursuant to the terms of this Indenture. Each such Subsidiary Guaranty shall be in the form prescribed in this Indenture. The First Supplemental Indenture includes the Subsidiary Guaranties issued by the Initial Guarantors.

            "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations (x) of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof or (y) of any foreign country recognized by the United States of America rated at least "A" by S&P or "A-1" by Moody's; (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 365 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital and surplus in excess of $250,000,000 (or the foreign currency equivalent thereof) and whose long-term debt is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act); (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above; (iv) investments in commercial paper, maturing not more than 365 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United

States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P;
(v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's; (vi) any money market deposit accounts issued or offered by a domestic commercial bank or a commercial bank organized and located in a country recognized by the United States of America, in each case, having capital and surplus in excess of $250,000,000 (or the foreign currency equivalent thereof), or investments in money market funds complying with the risk limiting conditions of Rule 2a-7 (or any successor rule) of the Commission under the Investment Company Act of 1940, as amended; and (vii) similar investments approved by the Board of Directors in the ordinary course of business.

            "Term Loans" means the Tranche A Term Loans and the Tranche B Term Loans made pursuant to the Senior Bank Facilities.

            "Total Assets" means, at any date of determination, the total consolidated assets of the Company and its Restricted Subsidiaries, as set forth on the Company's then most recent consolidated balance sheet.

            "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of this Indenture.

            "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

            "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled by, and published in, the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the date fixed for redemption of the Securities following a Change of Control (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining Average Life to Stated Maturity of the

Securities; provided, however, that if the Average Life to Stated Maturity of the Securities is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Average Life to Stated Maturity of the Securities is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

            "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

            "Trust Officer" means the Chairman of the Board, the President, or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

            "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

            "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Restricted Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total Consolidated assets of $1,000 or less or (B) if such Subsidiary has Consolidated assets greater than $1,000, then such designation would be permitted under the Section 4.04. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of Section 4.03 and
(y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of

Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

            "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

            "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

            "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares and, to the extent required by local ownership laws in foreign countries, shares owned by foreign shareholders) is owned by the Company or another Wholly Owned Subsidiary (including shares held of record by a nominee for the benefit of the Company or another Wholly Owned Subsidiary).

            SECTION 1.02. Other Definitions.

                   Term                                               Defined in
                   ----                                                 Section
                                                                      ----------

"Affiliate Transaction".............................................     4.07
"Bankruptcy Law"....................................................     6.01
"covenant defeasance option"........................................     8.01(b)
"Custodian".........................................................     6.01
"Event of Default"..................................................     6.01
"IAI"...............................................................     2.01(b)
"IAI Global Note"...................................................     2.01(b)
"legal defeasance option"...........................................     8.01(b)
"Legal Holiday".....................................................    13.08
"Obligations".......................................................    10.01
"Offer".............................................................     4.06(b)
"Offer Amount"......................................................     4.06(c)
"Offer Period"......................................................     4.06(c)
"Offshore Securities Exchange Date".................................     2.01(c)
"Paying Agent"......................................................     2.03
"Permanent Offshore Physical Securities"............................     2.01(c)
"Purchase Date".....................................................     4.06(c)
"QIB Global Note"...................................................     2.01(b)
"QIBs"..............................................................     2.01(b)
"Registrar".........................................................     2.03
"Restricted Payment"................................................     4.04
"Rule 144A".........................................................     2.01(b)
"Successor Company".................................................     5.01
"Temporary Offshore Physical Securities"............................     2.01(c)
"U.S. Global Security"..............................................     2.01(b)
"U.S. Physical Securities"..........................................     2.01(d)

            SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

            "Commission" means the SEC.

            "indenture securities" means the Securities.

            "indenture Securityholder" means a Securityholder.

            "indenture to be qualified" means this Indenture.

            "indenture trustee" or "institutional trustee" means the Trustee.

            "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

            SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

            (1) a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3) "or" is not exclusive;

            (4) "including" means including without limitation;

            (5) words in the singular include the plural and words in the plural include the singular;

            (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness of the Company or a Guarantor Subsidiary, as the case may be, merely by virtue of its nature as unsecured Indebtedness;

            (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP and accretion of principal on such security shall be deemed to be the Incurrence of Indebtedness; and

            (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.

                                   ARTICLE II

                                 The Securities

            SECTION 2.01. Form and Dating. (a) The Initial Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture, and as otherwise provided in this Article II. Any Exchange Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B, which is incorporated in and expressly made a part of this Indenture, and as otherwise provided in this Article II. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company or any Guarantor Subsidiary is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit A and B are part of the terms of this Indenture. The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and integral multiples thereof.

            (b) The Initial Securities are being offered and sold by the Company pursuant to the Purchase Agreement. Initial Securities offered and sold to "qualified institutional buyers" (as defined in Rule 144A under the Securities
Act) ("QIBs") and institutional "Accredited Investors" (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) ("IAIs"), in each case in accordance with Rule 144A under the Securities Act ("Rule 144A") as provided in the Purchase Agreement, shall be issued on the Issue Date initially in the form of two permanent global Securities (with separate CUSIP numbers) substantially in the form set forth in Exhibit A (each a "U.S. Global Security") deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. One U.S. Global Security (which may be represented by more than one certificate, if so required by the Depositary's rules regarding the maximum principal amount to be represented by a single certificate) will represent Initial Securities sold to QIBs (the "QIB Global Note"), and the other will represent Initial Securities sold to IAIs (the "IAI Global Note"). The aggregate principal amount of each U.S. Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided. Transfers of Initial Securities from QIBs to IAIs, and from IAIs to QIBs, will be represented by appropriate increases and decreases to the respective amounts of the appropriate U.S. Global Securities, as more fully provided in Section 2.13.

            (c) Initial Securities offered and sold in reliance on Regulation S, if any, shall be issued initially in the form of temporary certificated Securities in registered form substantially in the form set forth in Exhibit A (the "Temporary Offshore Physical Securities"). The Temporary Offshore Physical Securities will be registered in the name of, and held by, a temporary certificate holder designated by Chase Securities Inc. until the later of the completion of the distribution of the Initial Securities and the termination of the "restricted period" (as defined in Regulation S) with respect to the offer and sale of the Initial Securities (the "Offshore Securities Exchange Date"). The Company shall promptly notify the Trustee in writing of the occurrence of the Offshore Securities Exchange Date and, at any time following the Offshore Securities Exchange Date, upon receipt by the Trustee and the Company of a certificate substantially in the form set forth in Exhibit F, the Company shall execute, and the Trustee shall authenticate and deliver, one or more permanent certificated Securities in registered form substantially in the form set forth in Exhibit A (the "Permanent Offshore Physical Securities") in exchange for the Temporary Offshore Physical Securities of like tenor and amount.

            (d) Initial Securities offered and sold other than as described in the preceding two paragraphs, if any, shall be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibits A (the "U.S. Physical Securities").

            (e) The Temporary Offshore Physical Securities, Permanent Offshore Physical Securities and U.S. Physical Securities are sometimes collectively herein referred to as the "Physical Securities".

            SECTION 2.02. Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

            If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

            A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

            The Trustee shall authenticate and deliver (1) Initial Securities for original issue in an aggregate principal amount of $150,000,000 and (2) Exchange Securities for issue only in a Registered Exchange Offer, pursuant to the Exchange and Registration Rights Agreement, for Initial Securities for a like principal amount of Initial Securities exchanged pursuant thereto, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities or Exchange Securities. The aggregate principal amount of Securities outstanding at any time may not exceed $150,000,000 except as provided in Section 2.07.

            The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by an authorized officer of the Trustee, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

            Upon execution and delivery of the First Supplemental Indenture, the Initial Securities shall be endorsed by Neenah Corporation and each of the Initial Guarantors to evidence their assumption and Guaranties of the obligations thereunder.

            SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

            The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

            The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

            The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Securities.

            The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided that no such removal shall become effective until (1) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (2) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (1) above. The Registrar or Paying Agent may resign at any time upon written notice; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.

            SECTION 2.04. Paying Agent To Hold Money in Trust. Prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

            Any money deposited with any Paying Agent, or then held by the Company or a Subsidiary in trust for the payment of principal or interest on any Security and remaining unclaimed for two years after such principal and interest has become due and payable shall be paid to the Company at its request, or, if then held by the Company or a Subsidiary, shall be discharged from such trust; and the Securityholders shall thereafter, as unsecured general creditors, look only to the Company for payment thereof, and all liability of the Paying Agent with respect to such money, and all liability of the Company or such Subsidiary as trustee thereof, shall thereupon cease.

            SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

            SECTION 2.06. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section 8-401(l) of the Uniform Commercial Code are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-registrar's request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Company shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

            Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

            Any Holder of a U.S. Global Security shall, by acceptance of such Global Note, agree that transfers of beneficial interest in such Global Security may be effected only through a book-entry system maintained by the Holder of such Global Security (or its agent), and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

            All Securities issued upon any transfer or exchange pursuant to this
Section 2.06 will evidence the same debt and will be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

            SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 of the Uniform Commercial Code are met, such that the Holder (i) satisfies the Company or the Trustee within a reasonable time after he has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (ii) makes such request to the Company or the Trustee prior to the Security being acquired by a bona fide purchaser and (iii) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss that any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security. In the event any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may pay such Security instead of issuing a new Security in replacement thereof.

            Every replacement Security is an additional obligation of the Company.

            The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.

            SECTION 2.08. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancelation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

            If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

            If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

            In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or any of its Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows or has reason to know are so owned shall be disregarded.

            SECTION 2.09. Temporary Securities. Until Definitive Securities and Global Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities and deliver them in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Company, without charge to the Holder.

            SECTION 2.10. Cancelation. The Company at any time may deliver Securities to the Trustee for cancelation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancelation unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancelation. The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.

            SECTION 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

            The Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this paragraph, such manner of payment shall be deemed practicable by the Trustee.

            SECTION 2.12. CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

            SECTION 2.13. Book-Entry Provisions for U.S. Global Security.

            (a) Each U.S. Global Security initially shall (i) be registered in the name of the Depositary for such U.S. Global Security or the nominee of such Depositary and (ii) be delivered to the Trustee as custodian for such Depositary.

            Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any U.S. Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under such U.S. Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such U.S. Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

            (b) Transfers of a U.S. Global Security shall be limited to transfers of such U.S. Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a U.S. Global Security may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 2.14. If required to do so pursuant to any applicable law or regulation, beneficial owners may obtain U.S. Physical Securities in exchange for their beneficial interests in a U.S. Global Security upon written request in accordance with the Depositary's and the Registrar's procedures. In addition, U.S. Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a U.S. Global Security if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such U.S. Global Security or the Depositary ceases to be a clearing agency registered under the Exchange Act, at a time when the Depositary is required to be so registered in order to act as Depositary, and in each case a successor depositary is not appointed by the Company within 90 days of such notice or, (ii) the Company executes and delivers to the Trustee and Security Registrar an Officers' Certificate stating that such U.S. Global Security shall be so exchangeable or (iii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary.

            (c) In connection with any transfer of a portion of the beneficial interest in a U.S. Global Security pursuant to subsection (b) of this Section to beneficial owners who are required to hold U.S. Physical Securities, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such U.S. Global Security in an amount equal to the principal amount of the beneficial interest in the U.S. Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Securities of like tenor and amount.

            (d) In connection with the transfer of an entire U.S. Global Security to beneficial owners pursuant to subsection (b) of this Section, such U.S. Global Security shall be deemed to be surrendered to the Trustee for cancelation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such U.S. Global Security, an equal aggregate principal amount of U.S. Physical Securities of authorized denominations.

            (e) Any U.S. Physical Security delivered in exchange for an interest in a U.S. Global Security pursuant to subsection (c) or subsection (d) of this Section shall, except as otherwise provided by paragraph (f) of Section 2.14, bear the applicable legend regarding transfer restrictions applicable to the U.S. Physical Security set forth in Exhibit A.

            (f) The registered holder of a U.S. Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

            SECTION 2.14. Special Transfer Provisions.

            Unless and until an Initial Security is transferred or exchanged under an effective registration statement under the Securities Act, the following provisions shall apply:

            (a) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Security to any IAI which is not a QIB (excluding Non-U.S. Persons) that is consistent with the Private Placement
Legend:

            (i) The Registrar shall register the transfer of any Initial Security if (x) the requested transfer is at least two years after the original issue date of the Initial Security or (y) the proposed transferee has delivered to the Registrar a certificate substantially in the form set forth in Exhibit C.

            (ii) If the proposed transferee is an Agent Member, and the Initial Security to be transferred consists of U.S. Physical Securities or an interest in the QIB Global Security, upon receipt by the Registrar of (x) the document, if any, required by paragraph (i) and (y) instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the IAI Global Security in an amount equal to (x) the principal amount of the U.S. Physical Securities to be transferred, and the Trustee shall cancel the U.S. Physical Security so transferred or (y) the amount of the beneficial interest in the QIB Global Security to be so transferred (in which case the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of the QIB Global Security).

            (iii) If the proposed transferee is entitled to receive a U.S. Physical Security as provided in Section 2.13 and the proposed transferor is an Agent Member holding a beneficial interest in a U.S. Global Security, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) and (y) instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such U.S. Global Security in an amount equal to the principal amount of the beneficial interest in such U.S. Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Securities of like tenor and amount.

            (iv) If the Initial Security to be transferred consists of U.S. Physical Securities and the proposed transferee is entitled to receive a U.S. Physical Security as provided in Section 2.13, upon receipt by the Registrar of the document, if any, required by paragraph (i), the Registrar shall register such transfer and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Securities of like tenor and amount.

            (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Security to a QIB (excluding Non-U.S. Persons):

            (i) If the Security to be transferred consists of U.S. Physical Securities, Temporary Offshore Physical Securities, Permanent Offshore Physical Securities or an interest in the IAI Global Security, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has provided the

      Registrar with a certificate substantially in the form set forth in Exhibit G hereto.

            (ii) If the proposed transferee is an Agent Member, and the Initial Security to be transferred consists of U.S. Physical Securities, Temporary Offshore Physical Securities, Permanent Offshore Physical Securities or an interest in the IAI Global Security, upon receipt by the Registrar of (x) the document, if any, required by paragraph (i) and (y) instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the QIB Global Security in an amount equal to (x) the principal amount of the U.S. Physical Securities, Temporary Offshore Physical Securities or Permanent Offshore Physical Securities, as the case may be, to be transferred, and the Trustee shall cancel the Physical Security so transferred or (y) the amount of the beneficial interest in the IAI Global Security to be so transferred (in which case the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of the IAI Global Security).

            (iii) If the proposed transferee is entitled to receive a U.S. Physical Security as provided in Section 2.13 and the proposed transferor is an Agent Member holding a beneficial interest in a U.S. Global Security, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) and (y) instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such U.S. Global Security in an amount equal to the principal amount of the beneficial interest in such U.S. Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Securities of like tenor and amount.

            (iv) If the Initial Security to be transferred consists of U.S. Physical Securities, Temporary Offshore Physical Securities or Permanent Offshore Physical Securities and the proposed transferee is entitled to receive a U.S. Physical Security as provided in Section 2.13, upon receipt by the Registrar of the document, if any, required by paragraph (i), the

      Registrar shall register such transfer and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Securities of like tenor and amount.

            (c) Transfers by Non-U.S. Persons Prior to June 8, 1997. The following provisions shall apply with respect to registration of any proposed transfer of an Initial Security by a Non-U.S. Person prior to June 8, 1997:

            (i) The Registrar shall register the transfer of any Initial Security (x) if the proposed transferee is a Non-U.S. Person and the proposed transferor has provided the Registrar with a certificate substantially in the form set forth in Exhibit H hereto or (y) if the proposed transferee is a QIB and the proposed transferor has provided the Registrar with a certificate substantially in the form set forth in Exhibit G hereto. Unless clause (ii) below is applicable, the Company shall execute, and the Trustee shall authenticate and deliver, one or more Temporary Offshore Physical Securities of like tenor and amount.

            (ii) If the proposed transferee is an Agent Member in connection with a proposed transfer of an Initial Security to a QIB, upon receipt by the Registrar of (x) the document, if any, required by paragraph (i) and
      (y) instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the QIB Global Security in an amount equal to the principal amount of the Temporary Offshore Physical Security to be transferred, and the Registrar shall cancel the Temporary Offshore Physical Securities so transferred.

            (d) Transfers by Non-U.S. Persons on or After June 8, 1997. The following provisions shall apply with respect to any transfer of an Initial Security by a Non-U.S. Person on or after June 8, 1997:

            (i) (x) If the Initial Security to be transferred is a Permanent Offshore Physical Note, the Registrar shall register such transfer, (y) if the Initial Security to be transferred is a Temporary Offshore Physical Note, upon receipt of a certificate substantially in the form set forth in Exhibit F from the proposed transferor, the Registrar shall register such transfer and (z) in the case of either clause (x) or (y), unless clause
      (ii) below is applicable, the

      Company shall execute, and the Trustee shall authenticate and deliver, one or more Permanent Offshore Physical Securities of like tenor and amount.

            (ii) If the proposed transferee is an Agent Member in connection with a proposed transfer of an Initial Security to a QIB, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the QIB Global Security in an amount equal to the principal amount of the Temporary Offshore Physical Security or of the Permanent Offshore Physical Security to be transferred, and the Trustee shall cancel the Physical Security so transferred.

            (e) Transfers to Non-U.S. Persons at Any Time. The following provisions shall apply with respect to any transfer of an Initial Security to a Non-U.S. Person:

            (i) Prior to June 8, 1997, the Registrar shall register any proposed transfer of an Initial Security to a Non-U.S. Person upon receipt of a certificate substantially in the form set forth in Exhibit H from the proposed transferor and the Company shall execute, and the Trustee shall authenticate and make available for delivery, one or more Temporary Offshore Physical Securities.

            (ii) On and after June 8, 1997, the Registrar shall register any proposed transfer to any Non-U.S. Person (w) if the Initial Security to be transferred is a Permanent Offshore Physical Note, (x) if the Initial Security to be transferred is a Temporary Offshore Physical Note, upon receipt of a certificate substantially in the form set forth in Exhibit F from the proposed transferor, (y) if the Initial Security to be transferred is a U.S. Physical Security or an interest in a U.S. Global Security, upon receipt of a certificate substantially in the form set forth in Exhibit F from the proposed transferor and (z) in the case of either clause (w), (x) or (y), the Company shall execute, and the Trustee shall authenticate and deliver, one or more Permanent Offshore Physical Securities of like tenor and amount.

            (iii) If the proposed transferor is an Agent Member holding a beneficial interest in a U.S. Global Security, upon receipt by the Registrar of (x) the document, if any, required by paragraph (i), and (y) instructions in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such U.S. Global Security in an amount equal to the principal amount of the beneficial interest in the U.S. Global Security to be transferred and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Permanent Offshore Physical Securities of like tenor and amount.

            (f) Private Placement Legend. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless either (i) the circumstances contemplated by paragraph (c) of Section 2.01 (relating to Permanent Offshore Physical Securities) or paragraph (a)(i)(x), (d)(i) or (e)(ii) of this Section 2.14 exist or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

            (g) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

            The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.13 or this Section 2.14. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

            Interest payable on the Notes shall be computed on the basis of a 360-day year comprised of 30-day months.

                                   ARTICLE III

                                   Redemption

            SECTION 3.01. Notices to Trustee. If the Company elects to redeem Securities pursuant to Section 3.07, it shall notify the Trustee in writing of the redemption date and the principal amount of Securities to be redeemed.

            The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein; provided, however, that an Opinion of Counsel shall not be required in connection with a redemption pursuant to Section 3.07. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall be not less than 15 days after the date of notice to the Trustee (unless a shorter period shall be acceptable to the Trustee). Any such notice may be canceled by notice in writing to the Trustee at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

            SECTION 3.02. Selection of Securities to be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

            SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

            The notice shall identify the Securities to be redeemed and shall state:

            (1) the redemption date;

            (2) the redemption price;

            (3) the name and address of the Paying Agent;

            (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

            (5) if fewer than all the outstanding Securities are to be redeemed, the certificate numbers and principal amounts of the particular Securities to be redeemed;

            (6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

            (7) the CUSIP number, if any, printed on the Securities being redeemed;

            (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities; and

            (9) that if a Security is to be redeemed in part, only the portion of the principal amount (equal to $1,000 or an integral multiple thereof) of such Security to be redeemed and that a new Security in the aggregate principal amount equal to the unredeemed portion thereof will be issued without charge to the holder.

            At the Company's request (which may be revoked at any time in writing prior to the time at which the Trustee shall have given such notice to the Holders), the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

            SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest, if any, to the redemption date; provided that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest shall be payable to the Securityholder of the redeemed Securities registered on the relevant record date. If mailed in the manner provided herein, the notice shall be conclusively presumed to have been given whether or not the Holder receives such notice. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

            SECTION 3.05. Deposit of Redemption Price. At least one Business Day prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancelation.

            SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

            SECTION 3.07. Optional Redemption. (a) Except as set forth in the next two paragraphs, the Securities may not be redeemed prior to May 1, 2002. On and after that date, the Company may redeem the Securities in whole or in part, at any time at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption), if redeemed during the 12-month period beginning on or after May 1 of the years set forth below:

                                                                      Redemption
Period                                                                   Price
------                                                                ----------
2002  ..........................................................      105.5625%
2003  ..........................................................      103.7083%
2004  ..........................................................      101.8542%
2005 and thereafter  ...........................................      100.0000%

            (b) Notwithstanding the foregoing, at any time on or prior to May 1, 2000, the Company may redeem in the aggregate up to 40% of the original aggregate principal amount of Securities with the proceeds of one or more Public Equity Offerings following which there is a Public Market, at a redemption price (expressed as a percentage of principal amount thereof) of 111.125% plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption); provided, however, that at least 60% of the original aggregate principal amount of the Securities must remain outstanding after each such redemption.

            (c) At any time prior to May 1, 2002, the Securities may be redeemed, in whole or in part, at any time within 180 days after a Change of Control, at a redemption price equal to the sum of (i) the principal amount thereof plus (ii) accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption) plus (iii) the Applicable Premium.

                                   ARTICLE IV

                                    Covenants

            SECTION 4.01. Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the

Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

            The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

            SECTION 4.02. SEC Reports. Notwithstanding that the Company may not be required to be or remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC (after the date that either the Exchange Offer, Registration Statement or the Shelf Registration Statement becomes effective), and provide (both prior to and after such effective date) the Trustee and Securityholders and prospective Securityholders (upon request) with the annual reports and the information, documents and other reports which are specified in Section 13 or 15(d) of the Exchange Act. The Company also shall comply with the other provisions of TIA ss. 314(a).

            SECTION 4.03. Limitation on Indebtedness. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Indebtedness (other than pursuant to the following paragraph (b)) unless on the date of such Incurrence the Consolidated Coverage Ratio exceeds 2.00 to 1.

            (b) Notwithstanding Section 4.03(a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

            (i) Indebtedness consisting of the Term Loans in an aggregate principal amount outstanding of up to $45,000,000 less (A) the amount of any scheduled principal payments thereon and (B) the aggregate amount of all repayments of principal actually made thereunder since the Issue Date with Net Available Cash from Asset Dispositions pursuant to Section 4.06(a)(iii)(A);

            (ii) Indebtedness consisting of revolving credit, working capital or letters of credit financing in an aggregate principal amount at any time outstanding not in excess of the greater of $35,000,000 and the Borrowing Base in effect from time to time (in each case less the aggregate amount of all repayments of principal actually made thereunder since the Issue Date with Net Available Cash from Asset Dispositions pursuant to Section 4.06(a)(iii)(A));

            (iii) Indebtedness of the Company owing to and held by any Wholly Owned Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Wholly Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Wholly Owned Subsidiary) will be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof;

            (iv) Indebtedness of the Company represented by the Securities;

            (v) any Indebtedness of the Company and its Restricted Subsidiaries (other than the Indebtedness described in clauses (i), (ii) or (iii) above) outstanding on the Issue Date;

            (vi) Indebtedness of the Company and its Restricted Subsidiaries (A) in respect of judgment, appeal, surety, performance and other like bonds, bankers' acceptances and letters of credit provided by the Company and its Restricted Subsidiaries in the ordinary course of their business and which do not secure other Indebtedness and (B) under Commodity Agreements, Currency Agreements and Interest Rate Agreements that are designed to protect the Company and its Restricted Subsidiaries against fluctuations in commodity prices (for raw materials used by them), interest rates or currency exchange rates and not for the purposes of speculation;

            (vii) Indebtedness represented by Guarantees by the Company of Indebtedness of a Restricted Subsidiary, or in respect of letters of credit provided by the Company to support such Indebtedness, or Guarantees by a Restricted Subsidiary of Indebtedness of the Company or a Restricted Subsidiary, or in respect of letters of credit provided by a Restricted Subsidiary to support such Indebtedness; provided, however, that only Indebtedness that is incurred in compliance with this covenant may be guaranteed pursuant to this clause (vii);

            (viii) Purchase Money Indebtedness, industrial revenue bonds or similar Indebtedness and Capitalized Lease Obligations of the Company and its Restricted Subsidiaries in an aggregate principal amount at any time outstanding not in excess of 10% of Total Assets;

            (ix) Indebtedness of the Company or any Restricted Subsidiary consisting of guarantees, indemnities or obligations in respect of purchase price adjustments, in connection with the acquisition or disposition of any business, assets or Subsidiary of the Company permitted under the Indenture;

            (x) Indebtedness of the Company and its Restricted Subsidiaries, to the extent the proceeds thereof are immediately used after the Incurrence thereof to purchase Securities tendered in an offer to purchase made as a result of a Change of Control;

            (xi) Indebtedness of the Company or a Restricted Subsidiary owed to (including obligations in respect of letters of credit for the benefit of) any Person in connection with liability insurance provided by such Person to the Company or such Restricted Subsidiary, pursuant to reimbursement or indemnification obligations to such Person, in each case Incurred in the ordinary course of business;

            (xii) Indebtedness of the Company consisting of guarantees of up to an aggregate principal amount of $2,000,000 of borrowings by Management Investors in connection with purchases of Voting Stock of Holdings on or after the Issue Date and in accordance with Section 4.04;

            (xiii) Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount at any time outstanding not in excess of $15,000,000 million which Indebtedness may be incurred pursuant to clause
      (ii) above; and

            (xiv) any Refinancing Indebtedness Incurred in respect of any Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (i),
      (ii), (v), (viii), (x) or (xiv) of this paragraph (b).

            Notwithstanding the foregoing, the Company shall not Incur any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness of the Company unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of the Company. In addition, the Company shall not Incur any Secured Indebtedness which is not Senior Indebtedness of the Company unless contemporaneously therewith effective provision is made to secure the Securities equally and ratably with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to the Securities) such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien. A Guarantor Subsidiary shall not incur any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness of the Subsidiary Guarantor unless such Indebtedness is Senior Subordinated Indebtedness of such Subsidiary Guarantor or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of such Subsidiary Guarantor. In addition, a Guarantor Subsidiary shall not incur any Secured Indebtedness which is not Senior Indebtedness of such Guarantor Subsidiary unless contemporaneously therewith effective provision is made to secure the Subsidiary Guaranty equally and ratably with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to such Subsidiary Guaranty) such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.

            (d) For purposes of determining the outstanding principal amount of any particular Indebtedness Incurred pursuant to this section 4.03, (i) Indebtedness permitted by this section need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this provision permitting such Indebtedness and (ii) in the event that Indebtedness or any portion thereof meets the criteria of more than one of the types of Indebtedness described in this section, the Company, in its sole discretion, shall classify such Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses.

            SECTION 4.04. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company) except dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and except dividends or distributions payable to the Company or another Restricted Subsidiary (and, if such Restricted Subsidiary has shareholders other than the Company or other Restricted Subsidiaries, to its other shareholders on a pro rata basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of equal or greater value); (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any Restricted Subsidiary held by Persons other than the Company or another Restricted Subsidiary; (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition); or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement, Investment or payment being herein referred to as a "Restricted Payment") if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

            (1) a Default shall have occurred and be continuing (or would result therefrom);

            (2) the Company could not Incur at least $1.00 of additional Indebtedness under Section 4.03(a); or

            (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors) declared or made subsequent to the Issue Date would exceed the sum of:

                  (A) 50% of the Consolidated Net Income accrued during the
            period (treated as one accounting period) from the Issue Date to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

                  (B) 100% of the aggregate net proceeds received by the Company
            (including the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution of the Board of

            Directors) of property received by the Company; provided, however, that such property is related, ancillary or complementary to any business of the Company and the Restricted Subsidiaries conducted on the Issue Date) as a capital contribution or from the issue or sale of its Capital Stock (other than Disqualified Stock) of the Company or Holdings subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries to the extent the purchase by such plan or trust is financed by Indebtedness of such plan or trust and for which the Company or a Subsidiary is liable, directly or indirectly, as a guarantor or otherwise (including by the making of cash contributions to such plan or trust which are used to pay interest or principal on such Indebtedness));

                  (C) the amount by which Indebtedness of the Company or its
            Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary) of any Indebtedness of the Company or its Restricted Subsidiaries issued subsequent to the Issue Date and convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash or other property (other than such Capital Stock) distributed by the Company or any Restricted Subsidiary upon such conversion or exchange) (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip);

                  (D) the aggregate Net Cash Proceeds received subsequent to the
            Issue Date by the Company or Holdings (other than from any Restricted Subsidiary) upon the exercise of any options or warrants to purchase Capital Stock (other than Disqualified Stock) of the Company or Holdings; and

                  (E) the amount equal to the net reduction in Investments in
            Unrestricted Subsidiaries resulting from (i) payments of dividends, repayments of the principal of loans, return of capital or advances or other transfers of assets to the Company or any

            Restricted Subsidiary from Unrestricted Subsidiaries or (ii) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") or the receipt of proceeds from the sale or other disposition of any portion of any Investment in an Unrestricted Subsidiary not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments.

            (b) The provisions of Section 4.04(a) shall not prohibit:

            (i) any purchase, redemption, retirement or other acquisition of Capital Stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries to the extent the purchase by such plan or trust is financed by Indebtedness of such plan or trust and for which the Company or a Subsidiary is liable, directly or indirectly, as a guarantor or otherwise (including by the making of cash contributions to such plan or trust which are used to pay interest or principal on such Indebtedness)); provided, however, that (A) such purchase, redemption, retirement or other acquisition shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale to the extent so used shall be excluded from Section 4.04(a)(iv)(B);

            (ii) any purchase, defeasance, retirement, redemption or other acquisition of (A) Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company which is permitted to be Incurred pursuant to Section 4.03(b) or (B) Subordinated Obligations of a Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of any Restricted Subsidiary or the Company which is permitted to be Incurred pursuant to
      Section 4.03(b); provided,
      however, that such purchase, defeasance, retirement, redemption or other acquisition shall be excluded in the calculation of the amount of Restricted Payments;

            (iii) any purchase, retirement, redemption or other acquisition of Disqualified Stock made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock; provided, however, that such purchase, retirement, redemption or other acquisition shall be excluded in the calculation of the amount of Restricted Payments;

            (iv) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted by Section 4.06; provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

            (v) upon the occurrence of a Change of Control and within 60 days after the completion of the offer to repurchase the Securities pursuant to
      Section 4.08 (including the purchase of all Securities tendered), any purchase, defeasance, retirement, redemption or other acquisition of Subordinated Obligations required pursuant to the terms thereof as a result of such Change of Control; provided, however, that such purchase, defeasance, retirement, redemption or other acquisition shall be included in the calculation of the amount of Restricted Payments;

            (vi) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

            (vii) the repurchase, for cash or notes, of shares of, or options or warrants to purchase shares of, or payments to Holdings to enable Holdings to repurchase shares of, or options or warrants to purchase shares of, Capital Stock of Holdings, the Company or any of the Subsidiaries of the Company from present or former Management Investors in an amount not in excess of $2,000,000 in any one year and $5,000,000 in the aggregate; provided, however, that the amount of such repurchase shall be included in the calculation of the amount of Restricted Payments;

            (viii) payments in lieu of fractional shares in amount not in excess of $250,000 in the aggregate;

            (ix) payments by the Company to Holdings to pay Federal, state and local taxes to the extent such taxes are attributable to the Company and its Restricted Subsidiaries; provided, however, that such payments shall be excluded from the calculation of the amount of Restricted Payments;

            (x) loans, advances, dividends or distributions by the Company to Holdings to pay dividends on the common stock of Holdings following a Public Equity Offering of such stock; but only to the extent that such loans, advances, dividends or distributions do not exceed 6% per annum of the net proceeds received by the Company in such Public Equity Offering; provided, however, that the amount of such loans, advances, dividends or distributions shall be included in the amount of Restricted Payments; or

            (xi) in each case to the extent such payments by Holdings are attributable to the Company and its Restricted Subsidiaries, payments by the Company to Holdings not to exceed an amount necessary to permit Holdings to (A) make payments in respect to its indemnification obligations owing to directors, officers or other Persons under Holding's charter or by-laws or pursuant to written agreements with any such Person,
      (B) make payments in respect of its other operational expenses (other than taxes) incurred in the ordinary course of business, or (C) make payments in respect of indemnification obligations and costs and expenses incurred by Holdings in connection with any offering of common stock of Holdings; provided, however, that all such payments shall be included in the calculation of the amount of Restricted Payments.

            SECTION 4.05. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company, except:

            (1) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date;

            (2) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness entered into prior to the date on which such Restricted Subsidiary was acquired or designated as a Restricted Subsidiary by the Company (other than as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company);

            (3) any encumbrance or restriction pursuant to (x) an agreement constituting Refinancing Indebtedness of Indebtedness Incurred pursuant to an agreement referred to in clause (1) or (2) of this Section or contained in any amendment to an agreement referred to in clause (1) or (2) of this
      Section 4.05 or this clause (3) or (y) Indebtedness Incurred pursuant to clause (i) or (ii) of paragraph (b) of Section 4.03; provided, however, that the encumbrances and restrictions contained in (A) any such refinancing agreement or amendment referred to in clause (x) above are, collectively, no more restrictive in any material respect, than the encumbrances and restrictions contained in such agreements (as determined in good faith by the Company) and (B) any instrument relating to any Indebtedness referred to in clause (y) above, are, collectively, no more restrictive in any material respect than the encumbrances and restrictions contained in the Senior Bank Facilities as in effect on the Issue Date (as determined in good faith by the Company);

            (4) in the case of clause (iii) of this Section 4.05, any encumbrance or restriction contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary which are not prohibited by Section 4.12 to the extent such encumbrances or restrictions restrict the transfer of the property or assets subject to such security agreements or mortgages;

            (5) any encumbrance or restriction existing under or by reason of applicable law;

            (6) customary non-assignment provisions of any licensing agreement or of any lease;

            (7) any encumbrance or restriction contained in contracts for sales of assets otherwise permitted by this Indenture;

            (8) with respect to a Restricted Subsidiary, any encumbrance or restriction imposed pursuant to an agreement that has been entered into for the sale of all or substantially all of the Capital Stock of such Restricted Subsidiary; and

            (9) Purchase Money Obligations for Property acquired in the ordinary course of business that impose restrictions of the type referred to in clause (iii) of this Section 4.05.

            SECTION 4.06. Limitation on Sales of Assets and Subsidiary Stock.
(a) The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless (i) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair market value, as may be determined (and shall be determined, to the extent an Asset Disposition (or a series of related Asset Dispositions) involves a fair market value greater than $1,000,000) in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition, (ii) in the case of an Asset Disposition (or a series of related Asset Dispositions) having a fair market value of $1,000,000 or more at least 80% (or 100% in the case of lease payments) of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents and (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) (A) first, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Senior Indebtedness), to prepay, repay or purchase Senior Indebtedness of the Company or a Wholly Owned Subsidiary or, in the case of a sale by a Restricted Subsidiary which is not a Wholly Owned Subsidiary, to prepay, repay or purchase Senior Indebtedness of such Restricted Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within 365 days after the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (B) second, to the extent of the balance of Net Available Cash after application in accordance with clause (A), to the extent the Company or such Restricted Subsidiary elects, to reinvest (or enter into a binding contract to do so) in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary), within 365 days from the later of such Asset Disposition or the receipt of such Net Available Cash; (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses
(A) and (B), to make an Offer (as defined below) to purchase Securities pursuant to and subject to the conditions of Section 4.06(b) and (D) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C), to fund (to the extent consistent with any other applicable provision of this Indenture) any corporate purpose; provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) above, the Company or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions of this covenant, the Company and its Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions in any year which are not applied in accordance with this covenant exceed $5,000,000 in such year.

            For the purposes of Section 4.06(a)(ii), the following are deemed to be cash: (w) the assumption of Indebtedness of the Company (other than Disqualified Stock of the Company) or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition, (x) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash, (y) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that the Company and each other Restricted Subsidiary is released from any Guarantee of such

Indebtedness in connection with such Asset Disposition, and (z) consideration consisting of Indebtedness of the Company or any Restricted Subsidiary.

            (b) In the event of an Asset Disposition that requires the purchase of Securities pursuant to Section 4.06(a)(iii)(C), the Company shall be required to purchase Securities tendered pursuant to an offer, commenced within 30 days following the expiration of the 365 day period referred to in Section 4.06(a)(iii)(B) (or, if the Company so elects, at any time within such 365 day period), by the Company for the Securities (the "Offer") at a purchase price of 100% of their principal amount plus accrued and unpaid interest, if any, to the date of purchase in accordance with the procedures (including prorationing in the event of oversubscription) set forth in Section 4.06(c). If the aggregate purchase price of Securities tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the Securities, the Company shall apply the remaining Net Available Cash in accordance with Section 4.06(a)(iii)(D) and upon completion of the purchase of the Notes tendered pursuant to the Offer, the remaining amount of Net Available Cash, if any, will be reset at zero. The Company shall not be required to make an Offer for Securities pursuant to this Section if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (A) and (B) of Section 4.06(a)(iii)) is less than $5,000,000 (which lesser amount shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

            (c)(1) Promptly, and in any event within 10 days after the Company becomes obligated to make an Offer, the Company shall deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to prorationing as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain such information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any

Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such Reports, and (iii) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the information contained in clause (3).

            (2) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided below, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Offer (the "Offer Amount"), (ii) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.06(a). On such date, the Company shall also irrevocably deposit with the Trustee or with a paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust) in Temporary Cash Investments an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancelation the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee (or paying agent) shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee is less than the Offer Amount, the Trustee (or paying agent) shall deliver the excess to the Company (or if the Company is acting as paying agent, the Company may release such amount from trust) promptly after the expiration of the Offer Period for application in accordance with this Section.

            (3) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than 5:00 PM Eastern Standard Time one Business Day prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities surrendered by Holders exceeds the Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

            (4) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate and an Opinion of Counsel stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

            (d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

            SECTION 4.07. Limitation on Transactions with Affiliates. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") on terms (i) that are less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate and (ii) that, in the event such Affiliate Transaction involves an aggregate amount in excess of $1,000,000, are not in writing and have not been approved by a majority of the members of the Board of Directors having no material direct or indirect financial interest in or with respect to such Affiliate Transaction.

In addition, if such Affiliate Transaction involves an amount in excess of $5,000,000, a fairness opinion must be obtained from a nationally recognized appraisal or investment banking firm.

            (b) The provisions of Section 4.07(a) shall not prohibit (i) any Restricted Payment or Permitted Investment permitted to be made pursuant to
Section 4.04, (ii) fees, compensation or employee benefit arrangements paid to, and any indemnity provided for the benefit of directors, officers or employees of the Company, Holdings or any Subsidiary of the Company in the ordinary course of business or any Indebtedness permitted to be Incurred pursuant to Section 4.03(b)(xiii), or any payments in respect thereof, (iii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors, (iv) transactions pursuant to agreements entered into or in effect on the Issue Date, including amendments thereto entered into after the Issue Date, provided that the terms of any such amendment are not, in the aggregate, less favorable to the Company or such Restricted Subsidiary than the terms of such agreement prior to such amendment and provided further that such agreements are set forth on Schedule 4.07 hereto,
(v) loans or advances to employees that are Affiliates of the Company in the ordinary course of business, but in any event not to exceed $2,000,000 in the aggregate outstanding at any one time, (vi) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries (so long as the other stockholders of any participating Restricted Subsidiaries which are not Wholly Owned Subsidiaries are not themselves Affiliates of the Company) or (vii) payments with respect to Indebtedness Incurred pursuant to Section 4.03(b)(ix).

            SECTION 4.08. Change of Control. (a) Upon a Change of Control, each Holder shall have the right to require that the Company repurchase all or any part of such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, in accordance with the terms contemplated in Section 4.08(b); provided, however, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase the Securities pursuant to this Section 4.08 in the event that it has mailed notice of its election to redeem all the Securities under Section 3.07.

            (b) Subject to the proviso to Section 4.08(a), within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating, among other things:

            (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase all or any portion in integral multiples of $1,000 of such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase);

            (2) the circumstances and relevant facts and financial information regarding such Change of Control;

            (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

            (4) the instructions determined by the Company, consistent with this Section, that a Holder must follow in order to have its Securities or any portion thereof purchased.

            (c) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than 5:00 PM Eastern Standard Time one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

            (d) On the purchase date, all Securities purchased by the Company under this Section shall be delivered to the Trustee for cancelation, and the Company shall pay the purchase price plus accrued and unpaid interest to the purchase date, if any, to the Holders entitled thereto.

            (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

            SECTION 4.09. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year and within 60 days of the end of the first three fiscal quarters of the Company an Officers' Certificate complying with Section 314(a)(4) of the TIA and stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default or Event of Default and, if such signer does know of such a Default or Event of Default, the certificate shall describe such Default or Event of Default with particularity and describe what actions, if any, the Company proposes to take with respect to such Default or Event of Default.

            SECTION 4.10. Further Instruments and Acts. Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

            SECTION 4.11. Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries. The Company shall not sell any shares of Capital Stock of a Restricted Subsidiary, and shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell any shares of its Capital Stock, except
(i) to the Company or a Wholly Owned Subsidiary, (ii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary, (iii) directors' qualifying shares or
(iv) in a Public Equity Offering as a result of or after which a Public Market exists. The proceeds of any sale of such Capital Stock permitted by clause (ii) shall be treated as Net Available Cash from an Asset Disposition and must be applied in accordance with the terms of Section 4.06.

            SECTION 4.12. Limitation on Liens. (a) The Company shall not, and shall not permit any Guarantor Subsidiary to, directly or indirectly, create or permit to exist any Lien (the "Initial Lien") on any of its property or assets (including Capital Stock), whether owned on the Issue Date or thereafter acquired, securing any Indebtedness other than Senior Indebtedness of the Company in the case of the Company, or Senior Indebtedness of a Guarantor Subsidiary, in the case of a Guarantor Subsidiary, unless contemporaneously therewith effective provision is made to secure the Securities and, in respect of Liens on any Guarantor Subsidiary's property or assets, the Subsidiary Guaranty of such Guarantor Subsidiary equally and ratably with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to the Securities and such Subsidiary Guaranty) such obligation for so long as such obligation is so secured. The preceding sentence shall not require the Company or any Restricted Subsidiary to equally ratably secure the Securities if the Initial Lien consists of Permitted Liens.

            (b) Any Lien created for the benefit of the Holders of the Securities pursuant to the foregoing paragraph (a) shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

            SECTION 4.13. Limitation on Sale/Leaseback Transactions. The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless (i) the Company or such Restricted Subsidiary would be entitled to Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to Section 4.03 and (ii) the net cash proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair market value (in the case of Sale/Leaseback Transactions involving amounts in excess of $1,000,000, as determined by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors) of such property and
(iii) the transfer of such property is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.06.

            SECTION 4.14. Limitation on Lines of Business. The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than (i) a Related Business and (ii) the making of Permitted Investments and the operations of any business that is part of a Permitted Investment. Holdings will not engage in any business other than managing its investment in the Company.

            SECTION 4.15. Future Guarantor Subsidiaries. The Company shall cause
(a) each Restricted Subsidiary that is a Domestic Subsidiary which Incurs Indebtedness and (b) each Restricted Subsidiary that is not a Domestic Subsidiary and that after the Issue Date enters into a Guarantee of any of the obligations of the Company, Holdings or any of the Company's Subsidiaries pursuant to the Senior Bank Facilities to execute and deliver to the Trustee a supplemental indenture in the form of Exhibit D hereto pursuant to which such Subsidiary shall Guarantee payment of the Securities as provided in Section 10.06; provided, however, that such Subsidiary shall not be required to execute and deliver a supplemental indenture pursuant to this Section in the event that such Subsidiary is a party to this Indenture at the time of such Incurrence of Indebtedness.

                                    ARTICLE V

                                Successor Company

            SECTION 5.01. When Company May Merge or Transfer Assets. The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to any Person unless:

            (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

            (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

            (iii) except in the case of a merger the sole purpose of which is to change the Company's jurisdiction of incorporation, immediately after giving effect to such transaction, the Successor Company would be able to

      Incur an additional $1.00 of Indebtedness under Section 4.03(a);

            (iv) immediately after giving effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; and

            (v) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

            Notwithstanding the foregoing clauses (ii), (iii) and (iv), any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company.

            The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but the predecessor Company in the case of a conveyance, transfer or lease of all or substantially all its assets shall not be released from the obligation to pay the principal of and interest on the Securities.

                                   ARTICLE VI

                              Defaults and Remedies

            SECTION 6.01. Events of Default. An "Event of Default" occurs if:

            (1) a default occurs in any payment of interest on any Security when the same becomes due and payable, whether or not such payment shall be prohibited by Article X, and such default continues for a period of 30 days;

            (2) a default occurs in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, whether or not such payment shall be prohibited by Article X;

            (3) the Company fails to comply with Section 5.01;

            (4) the Company fails to comply with Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.11, 4.12, 4.13, 4.14 or 4.15 (other than a failure to purchase Securities when required under Section 4.06 or 4.08) and such failure continues for 30 days after the notice specified in the penultimate paragraph of this Section 6.01;

            (5) the Company or any Guarantor Subsidiary fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice specified in the penultimate paragraph of this
      Section 6.01;

            (6) Indebtedness of the Company or any Significant Subsidiary is not paid within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders of such Indebtedness because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $5,000,000 or its foreign currency equivalent at the time;

            (7) the Company or any Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                  (A) commences a voluntary case;

                  (B) consents to the entry of an order for relief against it in an involuntary case;

                  (C) consents to the appointment of a Custodian of it or for any substantial part of its property;

                  (D) makes a general assignment for the benefit of its
            creditors;

      or takes any comparable action under any foreign laws relating to insolvency;

            (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief against the Company or any Restricted
            Subsidiary in an involuntary case;

                  (B) appoints a Custodian of the Company or any Restricted
            Subsidiary or for any substantial part of its property; or

                  (C) orders the winding up or liquidation of the Company or any
            Restricted Subsidiary;

      or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

            (9) the rendering of any judgment or decree for the payment of money in excess of $5,000,000 or its foreign currency equivalent (net of amounts paid within 30 days of such judgment or decree under any insurance, indemnity, bond, surety or similar instrument) against the Company or any Restricted Subsidiary and is not discharged, waived or stayed and either
      (A) an enforcement proceeding is commenced with respect to such judgment or decree or (B) such judgment or decree remains outstanding the later of
      (i) the day which is the sixtieth day after the judgment is rendered and
      (ii) the day on which any right to appeal expires; or

            (10) any Subsidiary Guaranty ceases to be in full force and effect (except as contemplated by the terms thereof) or any Guarantor Subsidiary shall deny or disaffirm its obligations under this Indenture or any Subsidiary Guaranty and such Default continues for 10 days.

            The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

            The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

            A Default under clause (4) or (5) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified in clauses (4) or (5) hereof after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

            The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (3), (6), (7) or (10) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4), (5), (8) or (9), its status and what action the Company is taking or proposes to take with respect thereto.

            SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(7) or 6.01(8) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or 6.01(8) with respect to the Company occurs and is continuing, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

            SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquies-cence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

            SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security or (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

            SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

            SECTION 6.06. Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

            (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

            (2) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

            (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

            (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

            (5) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

            A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

            SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

            SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or 6.01(2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in
Section 7.07.

            SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents and take such other actions, including participating as a member, voting or otherwise, of any committee of creditors appointed in the matter, as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, any Subsidiary, their respective creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under
Section 7.07.

            Nothing herein shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Securityholder, any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Securityholder, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

            SECTION 6.10. Priorities. If the Trustee collects any money or property from the Company pursuant to this Article VI, it shall pay out the money or property in the following order:

            FIRST: to the Trustee for amounts due under Section 7.07;

            SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

            THIRD: to the Company.

            The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and amount to be paid.

            SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Company, a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

            SECTION 6.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

            SECTION 6.13. Restoration of Rights and Remedies. If the Trustee or any Securityholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Securityholder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Securityholders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, Trustee and Securityholders shall continue as though no such proceeding had been instituted.

                                   ARTICLE VII

                                     Trustee

            SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

            (b) Except during the continuance of an Event of Default:

            (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

            (1) this paragraph does not limit the effect of paragraph (b) of this Section and Section 7.02(e);

            (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a written direction received by it pursuant to Section 6.05.

            (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

            (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

            (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

            (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

            SECTION 7.02. Rights of Trustee. Subject to Section 7.01: (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opin-ion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

            (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

            (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

            (f) The Trustee shall be under no obligation to exercise any of the rights or powers created in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

            (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

            SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

            SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, it will not be responsible for the use or application of any monies received by a Paying Agent other than the Trustee, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

            SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to a Trust Officer of the Trustee, the Trustee shall mail to each Securityholder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in payment of principal of, premium (if any) or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

            SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with May 15, 1998, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of May 15 that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report shall be transmitted). The Trustee will also comply with TIA ss. 313(b) and TIA ss. 313(c).

            A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

            SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee, Paying Agent and Registrar from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and other professionals. Any costs and expenses associated with the Exchange Securities shall be paid by the Company. The Company shall indemnify the Trustee, Paying Agent, Registrar, and each of their officers, directors and employees (each in their respective capacities), for and hold each of them harmless against any and all loss, liability or expense (including attorneys' fees) incurred by them without negligence or bad faith on their part in connection with the administration of this trust and the performance of their duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder. The Trustee, Paying Agent and Registrar shall notify the Company of any claim for which they may seek indemnity promptly upon obtaining actual knowledge thereof; provided that any failure so to notify the Company shall not relieve the Company of its indemnity obligations hereunder except to the extent the Company shall have been adversely affected thereby. The Company shall defend the claim and the indemnified party shall provide reasonable cooperation at the Company's expense in the defense. Such indemnified parties may have separate counsel and the Company shall pay the fees and expenses of such counsel; provided that the Company shall not be required to pay such fees and expenses if it assumes such indemnified parties' defense and, in such indemnified parties' reasonable judgment, there is no conflict of interest between the Company and such parties in connection with such defense. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party's own wilful misconduct, negligence or bad faith.

            To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

            The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee, Paying Agent or Registrar incurs expenses after the occurrence of a Default specified in Section 6.01(7) or 6.01(8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

            SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor Trustee with the consent of the Company, which shall not be unreasonably withheld. The Company shall remove the Trustee if:

            (1) the Trustee fails to comply with Section 7.10;

            (2) the Trustee is adjudged bankrupt or insolvent;

            (3) a receiver or other public officer takes charge of the Trustee or its property; or

            (4) the Trustee otherwise becomes incapable of acting.

            If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under

Section 7.07 shall continue for the benefit of the retiring Trustee.

            SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

            In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

            SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are out standing if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

            SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

                                  ARTICLE VIII

                       Discharge of Indenture; Defeasance

            SECTION 8.01. Discharge of Liability on Securities; Defeasance. (a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancelation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article III hereof and the Company irrevocably deposits with the Trustee funds or U.S. Government Obligations on which payment of principal and interest when due will be sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company including, but not limited to fees and expenses of the Trustee and its counsel, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

            (b) Subject to Sections 8.01(c), 8.02 and 8.06, the Company at any time may terminate (i) all its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.11, 4.12, 4.13, 4.14, 4.15,
5.01(iii) and 5.01(iv) and the operation of Sections 6.01(4), 6.01(6), 6.01(7)
(with respect to Restricted Subsidiaries only), 6.01(8) (with respect to Restricted Subsidiaries only), 6.01(9) and 6.01(10) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

            If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(4), 6.01(6), 6.01(7) (with respect to Restricted Subsidiaries only), 6.01(8) (with respect to Restricted Subsidiaries only), 6.01(9) and 6.01(10) or because of the failure of the Company to comply with Sections 5.01(iii) and 5.01(iv).

            Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

            (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 7.07, 7.08, 8.04, 8.05 and
8.06 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

            SECTION 8.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

            (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Securities to maturity or redemption, as the case may be;

            (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

            (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(7) or 6.01(8) with respect to the Company occurs which is continuing at the end of the period;

            (4) the deposit does not constitute a default under any other agreement binding on the Company and is not prohibited by Article X;

            (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

            (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an

      Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or
      (ii) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

            (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

            (8) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article VIII have been complied with.

            The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to this Section 8.02 or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

            Anything in this Section 8.02 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request, in writing, by the Company any cash in dollars or U.S. Government Obligations held by it as provided in paragraph (d) above which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance.

            Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article III.

            SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this
Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

            SECTION 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

            Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

            SECTION 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations other than any tax, fee or other charge which by law is for the account of the Securityholders.

            SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or

U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE IX

                                   Amendments

            SECTION 9.01. Without Consent of Holders. The Company, the Guarantor Subsidiaries and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

            (1) to cure any ambiguity, omission, defect or inconsistency;

            (2) to comply with Section 4.15 or Article V;

            (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of
      Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

            (4) to make any change in Article X or Article XII that would limit or terminate the benefits available to any holder of Senior Indebtedness (or Representative therefor) under Article X or Article XII;

            (5) to add further Guarantees with respect to the Securities or to release Guarantor Subsidiaries when permitted by the terms hereof, or to secure the Securities;

            (6) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

            (7) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA;

            (8) to make any change that does not adversely affect the rights of any Securityholder; or

            (9) to provide for the issuance and authorization of the Exchange Securities.

            Notwithstanding the foregoing and Section 9.02, on the date hereof (but after execution and delivery of this Indenture and the issuance of the Securities and after or concurrently with consummation of the Neenah Merger), the Neenah Corporation, the Initial Guarantors and the Trustee shall execute and deliver the First Supplemental Indenture.

            An amendment under this Section may not make any change that adversely affects the rights under Article X or Article XII of any holder of Senior Indebtedness of the Company or any Guarantor Subsidiary then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

            After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

            SECTION 9.02. With Consent of Holders. The Company, the Guarantor Subsidiaries and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities. The Holders of at least a majority in principal amount of the Securities may waive compliance by the Company or any Guarantor Subsidiary with any provision or covenant of this Indenture or the Securities. However, without the consent of each Securityholder affected, an amendment or waiver may not:

            (1) reduce the amount of Securities whose Holders must consent to an amendment or waiver;

            (2) reduce the rate of or extend the time for payment of interest on any Security;

            (3) reduce the principal of or extend the Stated Maturity of any Security;

            (4) reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with Article III;

            (5) make any Security payable in money other than that stated in the Security;

            (6) make any change in Article X or Article XII that adversely affects the rights of any Securityholder under Article X or Article XII;

            (7) impair the right of any Holder to receive payment of principal of and interest on such Holder's Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Securities.

            (8) modify the Subsidiary Guarantees (except as contemplated by the terms thereof or of this Indenture) in any manner adverse to the Holders; or

            (9) make any change in Section 6.04, Section 6.07 or the third sentence of this Section.

            It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

            An amendment under this Section may not make any change that adversely affects the rights under Article X or Article XII of any holder of Senior Indebtedness of the Company or a Guarantor Subsidiary then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

            After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

            SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

            SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective once the consents from the Holders of the requisite percentage in principal amount of outstanding Securities are received by the Company or the Trustee.

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

            SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

            SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and complies with the provisions hereof (including Section 9.03).

            SECTION 9.07. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                    ARTICLE X

                         Subordination of the Securities

            SECTION 10.01. Agreement To Subordinate. The Company agrees, and each Securityholder by accepting a Security agrees, that the Indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article X, to the prior payment in full of all Senior Indebtedness of the Company and that the subordination is for the benefit of and enforceable by the holders of Senior Indebtedness of the Company. The Securities shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company, and only Indebtedness of the Company that is Senior Indebtedness of the Company shall rank senior to the Securities in accordance with the provisions set forth herein. For purposes of these subordination provisions, the Indebtedness evidenced by the Securities is deemed to include the liquidated damages payable pursuant to the provisions set forth in the Securities and the Exchange and Registration Rights Agreement. All provisions of this Article X shall be subject to Section 10.12.

            SECTION 10.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company and its properties:

            (1) holders of Senior Indebtedness of the Company shall be entitled to receive payment in full of such Senior Indebtedness before Securityholders shall be entitled to receive any payment of principal of or interest on the Securities; and

            (2) until the Senior Indebtedness of the Company is paid in full, any payment or distribution to which Securityholders would be entitled but for this

      Article X shall be made to holders of such Senior Indebtedness as their respective interests may appear.

            SECTION 10.03. Default on Senior Indebtedness of the Company. The Company may not pay the principal of, premium (if any) or interest on the Securities or make any deposit pursuant to Section 8.01 and may not otherwise purchase, redeem or otherwise retire any Securities (collectively, "pay the Securities") if (i) any Senior Indebtedness of the Company is not paid when due or (ii) any other default on Senior Indebtedness of the Company occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Senior Indebtedness has been paid in full; provided, however, that the Company may pay the Securities without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of the holders of such Senior Indebtedness with respect to which either of the events in clause (i) or (ii) of this sentence has occurred and is continuing. During the continuance of any default (other than a default described in clause (i) or (ii) of the preceding sentence) with respect to any Designated Senior Indebtedness of the Company pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Securities for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such default from the Representative of the holders of the Designated Senior Indebtedness of the Company specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee (with a copy to the Company) from the Person or Persons who gave such Blockage Notice,
(ii) because such Designated Senior Indebtedness has been repaid in full or
(iii) because the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section), unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the Securities after such Payment Blockage Period, including any missed payments. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness of the Company during such period; provided, however, that if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness of the Company (other than the Bank Indebtedness), the Representative of the Bank Indebtedness may give another Blockage Notice within such period; provided further, however, that in no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period.

            SECTION 10.04. Acceleration of Payment of Securities. If payment of the Securities is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness of the Company (or the Representative of such holders) of the acceleration. If any Designated Senior Indebtedness of the Company is outstanding, the Company may not pay the Securities until five Business Days after such holders or the Representative of the holders of the Designated Senior Indebtedness of the Company receive notice of such acceleration and, thereafter, may pay the Securities only if this Article X otherwise permits payment at that time.

            SECTION 10.05. When Distribution Must Be Paid Over. If a payment or distribution is made to Securityholders that because of this Article X should not have been made to them, the Securityholders who receive the payment or distribution shall hold such payment or distribution in trust for holders of the Senior Indebtedness of the Company and pay it over to them as their respective interests may appear.

            SECTION 10.06. Subrogation. After all Senior Indebtedness of the Company is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of Senior Indebtedness of the Company to receive distributions applicable to Senior Indebtedness of the Company. A distribution made under this Article X to holders of Senior Indebtedness of the Company which otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company on Senior Indebtedness of the Company.

            SECTION 10.07. Relative Rights. This Article X defines the relative rights of Securityholders and holders of Senior Indebtedness of the Company. Nothing in this Indenture shall:

            (1) impair, as between the Company and Securityholders, the obligation of the Company which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms; or

            (2) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness of the Company to receive distributions otherwise payable to Securityholders.

            SECTION 10.08. Subordination May Not Be Impaired by Company. No right of any holder of Senior Indebtedness of the Company to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

            SECTION 10.09. Rights of Trustee and Paying Agent. Notwithstanding
Section 10.03, the Trustee or Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives written notice satisfactory to it that payments may not be made under this Article X. The Company, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of the Company may give the notice; provided, however, that, if an issue of Senior Indebtedness of the Company has a Representative, only the Representative may give the notice. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness of the Company (or a Representative of such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or Representative thereof.

            The Trustee in its individual or any other capacity may hold Senior Indebtedness of the Company with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article X with respect to any Senior Indebtedness of the Company which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness of the Company; and nothing in Article VII shall deprive the Trustee of any of its rights as such holder. Nothing in this
Article X shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

            SECTION 10.10. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of the Company, the distribution may be made and the notice given to their Representative (if any).

            SECTION 10.11. Article X Not To Prevent Events of Default or Limit Right To Accelerate. The failure to make a payment pursuant to the Securities by reason of any provision in this Article X shall not be construed as preventing the occurrence of a Default. Nothing in this Article X shall have any effect on the right of the Securityholders or the Trustee to accelerate the maturity of the Securities.

            SECTION 10.12. Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article VIII by the Trustee for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Senior Indebtedness of the Company or subject to the restrictions set forth in this Article X, and none of the Securityholders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness of the Company or any other creditor of the Company.

            SECTION 10.13. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article X, the Trustee and the Securityholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (iii) upon the Representatives for the holders of Senior Indebtedness of the Company for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness of the Company and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Company to participate in any payment or distribution pursuant to this Article X, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of the Company held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article X, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article X.

            SECTION 10.14. Trustee To Effectuate Subordination. Each Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Indebtedness of the Company as provided in this Article X and appoints the Trustee as attorney-in-fact for any and all such purposes.

            SECTION 10.15. Trustee Not Fiduciary for Holders of Senior Indebtedness of the Company. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Company and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness of the Company shall be entitled by virtue of this Article X or otherwise.

            SECTION 10.16. Reliance by Holders of Senior Indebtedness of the Company on Subordination Provisions. Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Company, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness of the Company shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

            SECTION 10.17. Trustee's Compensation Not Prejudiced. Nothing in this Article shall apply to amounts due to the Trustee pursuant to other sections of this Indenture.

                                   ARTICLE XI

                              Subsidiary Guarantees

            SECTION 11.01. Subsidiary Guarantees. Each Guarantor Subsidiary hereby jointly and severally unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture (including obligations to the Trustee) and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company whether for expenses, indemnification or otherwise under this Indenture and the Securities (all the foregoing being hereinafter collectively called the "Obligations"). Each Guarantor Subsidiary further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor Subsidiary, and that each such Guarantor Subsidiary shall remain bound under this Article XI notwithstanding any extension or renewal of any Obligation.

            Each Guarantor Subsidiary waives presentation to, demand of, payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. Each Guarantor Subsidiary waives notice of any default under the Securities or the Obligations. The obligations of each Guarantor Subsidiary hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement;
(d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Obligations; or (f) any change in the ownership of such Guarantor Subsidiary, except as provided in Section 11.02(b).

            Each Guarantor Subsidiary further agrees that its Subsidiary Guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

            The obligations of each Guarantor Subsidiary hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor Subsidiary herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor Subsidiary or would otherwise operate as a discharge of any Guarantor Subsidiary as a matter of law or equity.

            Each Guarantor Subsidiary further agrees that its Subsidiary Guaranty herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

            In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor Subsidiary by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Guarantor Subsidiary hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Company to the Holders and the Trustee.

            Each Guarantor Subsidiary agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations. Each Guarantor Subsidiary further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of any Subsidiary Guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article VI, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor Subsidiary for the purposes of this Section.

            Each Guarantor Subsidiary also agrees to pay any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section.

            SECTION 11.02. Limitation on Liability. (a) Any term or provision of this Indenture to the contrary notwithstanding, the maximum, aggregate amount of the obligations guaranteed hereunder by any Guarantor Subsidiary shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to any Guarantor Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

            (b) This Subsidiary Guaranty as to any Guarantor Subsidiary shall terminate and be of no further force or effect upon the sale or other transfer
(i) by such Guarantor Subsidiary of all or substantially all of its assets or
(ii) by the Company of all of its stock or other equity interests in such Guarantor Subsidiary, to a Person that is not an Affiliate of the Company; provided, however, that such sale or transfer shall be deemed to constitute an Asset

Disposition and the Company shall comply with its obligations under Section
4.06.

            SECTION 11.03. Successors and Assigns. This Article XI shall be binding upon each Guarantor Subsidiary and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

            SECTION 11.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article XI shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article XI at law, in equity, by statute or otherwise.

            SECTION 11.05. Modification. No modification, amendment or waiver of any provision of this Article XI, nor the consent to any departure by any Guarantor Subsidiary therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor Subsidiary in any case shall entitle such Guarantor Subsidiary to any other or further notice or demand in the same, similar or other circumstances.

            SECTION 11.06. Initial Guarantors; Execution of Supplemental Indenture for Future Guarantor Subsidiaries. (a) Upon consummation of the Neenah Merger and execution and delivery of the First Supplemental Indenture pursuant to Section 9.01 hereof, the Initial Guarantors will become Guarantor Subsidiaries.

            (b) Each Subsidiary which is required to become a Guarantor Subsidiary pursuant to Section 4.15 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit D hereto pursuant to which such Subsidiary shall become a Guarantor Subsidiary under this

Article XI and shall guarantee the Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel and an Officers' Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Subsidiary Guaranty of such Guarantor Subsidiary is a legal, valid and binding obligation of such Guarantor Subsidiary, enforceable against such Guarantor Subsidiary in accordance with its terms.

                                   ARTICLE XII

                   Subordination of the Subsidiary Guaranties

            SECTION 12.01. Agreement To Subordinate. Each Guarantor Subsidiary agrees, and each Securityholder by accepting a Security agrees, that the Obligations of a Guarantor Subsidiary are subordinated in right of payment, to the extent and in the manner provided in this Article XII, to the prior payment in full of all Senior Indebtedness of such Guarantor Subsidiary and that the subordination is for the benefit of and enforceable by the holders of Senior Indebtedness of such Guarantor Subsidiary. The Obligations with respect to a Guarantor Subsidiary shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of such Guarantor Subsidiary, and only Indebtedness of such Guarantor Subsidiary that is Senior Indebtedness of such Guarantor Subsidiary shall rank senior to the Obligations of such Guarantor Subsidiary in accordance with the provisions set forth herein.

            SECTION 12.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of a Guarantor Subsidiary to creditors upon a total or partial liquidation or a total or partial dissolution of such Guarantor Subsidiary or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Guarantor Subsidiary and its properties:

            (1) holders of Senior Indebtedness of such Guarantor Subsidiary shall be entitled to receive payment in full of such Senior Indebtedness before Securityholders shall be entitled to receive any payment of any Obligations from such Guarantor Subsidiary; and

            (2) until the Senior Indebtedness of such Guarantor Subsidiary is paid in full, any payment or distribution to which Securityholders would be entitled but for this Article XII shall be made to holders of such Senior Indebtedness as their respective interests may appear.

            SECTION 12.03. Default on Senior Indebtedness of a Guarantor Subsidiary. A Guarantor Subsidiary may not make any payment pursuant to any of the Obligations or repurchase, redeem or otherwise retire any Securities (collectively, "pay its Guaranty") if (i) any Senior Indebtedness of such Guarantor Subsidiary is not paid when due or (ii) any other default on Senior Indebtedness of such Guarantor Subsidiary occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case,
(x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Senior Indebtedness has been paid in full; provided, however, that such Guarantor Subsidiary may pay its Guaranty without regard to the foregoing if such Guarantor Subsidiary and the Trustee receive written notice approving such payment from the Representative of the holders of such Senior Indebtedness with respect to which either of the events in clause (i) or
(ii) of this sentence has occurred and is continuing. During the continuance of any default (other than a default described in clause (i) or (ii) of the preceding sentence) with respect to any Designated Senior Indebtedness of a Guarantor Subsidiary pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, such Subsidiary Guarantor may not pay its Guaranty for a period (a "Guarantor Subsidiary Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to such Guarantor Subsidiary and the Company) of written notice (a "Guarantor Subsidiary Blockage Notice") of such default from the Representative of the holders of the Designated Senior Indebtedness of such Guarantor Subsidiary specifying an election to effect a Guarantor Subsidiary Payment Blockage Period and ending 179 days thereafter (or earlier if such Guarantor Subsidiary Payment Blockage Period is terminated (i) by written notice to the Trustee (with a copy to such Guarantor Subsidiary and the Company) from the Person or Persons who gave such Guarantor Subsidiary Blockage Notice, (ii) because such Designated Senior Indebtedness has been repaid in full or (iii) because the default giving rise to such Guarantor Subsidiary Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section), unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, such Guarantor Subsidiary may resume to pay its Guaranty after such Guarantor Subsidiary Payment Blockage Period, including any missed payments. Not more than one Guarantor Subsidiary Blockage Notice may be given with respect to a Guarantor Subsidiary in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness of such Guarantor Subsidiary during such period; provided, however, that if any Guarantor Subsidiary Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness of such Guarantor Subsidiary (other than the Bank Indebtedness), the Representative of the Bank Indebtedness may give another Guarantor Subsidiary Blockage Notice within such period; provided further, however, that in no event may the total number of days during which any Guarantor Subsidiary Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period.

            SECTION 12.04. Demand for Payment. If payment of the Securities is accelerated because of an Event of Default and a demand for payment is made on a Guarantor Subsidiary pursuant to Article XI the Trustee shall promptly notify the holders of the Designated Senior Indebtedness of such Guarantor Subsidiary (or the Representative of such holders) of such demand. If any Designated Senior Indebtedness of such Guarantor Subsidiary is outstanding, such Guarantor Subsidiary may not pay its Guaranty until five Business Days after such holders or the Representative of the holders of the Designated Senior Indebtedness of such Guarantor Subsidiary receive notice of such demand and, thereafter, may pay its Guaranty only if this Article XII otherwise permits payment at that time.

            SECTION 12.05. When Distribution Must Be Paid Over. If a payment or distribution is made to Securityholders that because of this Article XII should not have been made to them, the Securityholders who receive the payment or distribution shall hold such payment or distribution in trust for holders of the Senior Indebtedness of the relevant Guarantor Subsidiary and pay it over to them as their respective interests may appear.

            SECTION 12.06. Subrogation. After all Senior Indebtedness of a Guarantor Subsidiary is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of Senior Indebtedness of such Guarantor Subsidiary to receive distributions applicable to Senior Indebtedness of such Guarantor Subsidiary. A distribution made under this Article XII to holders of Senior Indebtedness of such Guarantor Subsidiary which otherwise would have been made to Securityholders is not, as between such Guarantor Subsidiary and Securityholders, a payment by such Guarantor Subsidiary on Senior Indebtedness of such Guarantor Subsidiary.

            SECTION 12.07. Relative Rights. This Article XII defines the relative rights of Securityholders and holders of Senior Indebtedness of a Guarantor Subsidiary. Nothing in this Indenture shall:

            (1) impair, as between a Guarantor Subsidiary and Securityholders, the obligation of a Guarantor Subsidiary which is absolute and unconditional, to pay its Obligations to the extent set forth in Article XI; or

            (2) prevent the Trustee or any Securityholder from exercising its available remedies upon a default by a Guarantor Subsidiary under its Obligations, subject to the rights of holders of Senior Indebtedness of such Guarantor Subsidiary to receive distributions otherwise payable to Securityholders.

            SECTION 12.08. Subordination May Not Be Impaired by a Guarantor Subsidiary. No right of any holder of Senior Indebtedness of a Guarantor Subsidiary to enforce the subordination of the Obligations of such Guarantor Subsidiary shall be impaired by any act or failure to act by such Guarantor Subsidiary or by its failure to comply with this Indenture.

            SECTION 12.09. Rights of Trustee and Paying Agent. Notwithstanding
Section 12.03, the Trustee or Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under this
Article XII. A Guarantor Subsidiary, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of a Guarantor Subsidiary may give the notice; provided, however, that, if an issue of Senior Indebtedness of a Guarantor Subsidiary has a Representative, only the Representative may give the notice. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness of a Guarantor Subsidiary (or a Representative of such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or Representative thereof.

            The Trustee in its individual or any other capacity may hold Senior Indebtedness of a Guarantor Subsidiary with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article XII with respect to any Senior Indebtedness of a Guarantor Subsidiary which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness of such Guarantor Subsidiary; and nothing in
Article VII shall deprive the Trustee of any of its rights as such holder. Nothing in this Article XII shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

            SECTION 12.10. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of a Guarantor Subsidiary, the distribution may be made and the notice given to their Representative (if any).

            SECTION 12.11. Article XII Not To Prevent Events of Default or Limit Right To Accelerate. The failure of a Guarantor Subsidiary to make a payment on any of its Obligations by reason of any provision in this Article XII shall not be construed as preventing the occurrence of a default by such Guarantor Subsidiary under its Obligations. Nothing in this Article XII shall have any effect on the right of the Securityholders or the Trustee to make a demand for payment on a Guarantor Subsidiary pursuant to Article XI.

            SECTION 12.12. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article XII, the Trustee and the Securityholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 12.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (iii) upon the Representatives for the holders of Senior Indebtedness of a Guarantor Subsidiary for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness of a Guarantor Subsidiary and other Indebtedness of a Guarantor Subsidiary, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XII. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of a Guarantor Subsidiary to participate in any payment or distribution pursuant to this Article XII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of such Guarantor Subsidiary held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article XII, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article XII.

            SECTION 12.13. Trustee To Effectuate Subordination. Each Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Indebtedness of each of the Guarantor Subsidiaries as provided in this
Article XII and appoints the Trustee as attorney-in-fact for any and all such purposes.

            SECTION 12.14. Trustee Not Fiduciary for Holders of Senior Indebtedness of a Guarantor Subsidiary. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of a Guarantor Subsidiary and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the relevant Guarantor Subsidiary or any other Person, money or assets to which any holders of Senior Indebtedness of such Guarantor Subsidiary shall be entitled by virtue of this Article XII or otherwise.

            SECTION 12.15. Reliance by Holders of Senior Indebtedness of a Guarantor Subsidiary on Subordination Provisions. Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of a

Guarantor Subsidiary, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

                                  ARTICLE XIII

                                  Miscellaneous

            SECTION 13.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

            SECTION 13.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail or by national overnight courier service addressed as follows:

      if to the Company or any Guarantor Subsidiary:

                               2121 Brooks Avenue
                                Neenah, WI 54957
                                  Attention of:
                             Chief Financial Officer

                               if to the Trustee:

                     United States Trust Company of New York
                        114 West 47th Street, 25th Floor
                            New York, New York 10036
                       Attention: Corporate Trust Division

            The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

            Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed by first class mail within the time prescribed.

            Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except that any such notice to the Trustee must be received by a Trust Officer to be duly given.

            Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.

            SECTION 13.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

            SECTION 13.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

            (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee and complying with Section 11.05 stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee and complying with Section 11.05 stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

            SECTION 13.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

            (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

            SECTION 13.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

            SECTION 13.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

            SECTION 13.08. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which commercial banking institutions (including, without limitation, the Federal Reserve System) are authorized or required by law to close in New York City. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

            SECTION 13.09. Governing Law. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

            SECTION 13.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company of any Guarantor Subsidiary shall not have any liability for any obligations of the Company or any Guarantor Subsidiary under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

            SECTION 13.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

            SECTION 13.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

            SECTION 13.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

            IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.



                                                  NC MERGER COMPANY,


                                                    by
                                                       -------------------------
                                                       Name:
                                                       Title:

                                                  UNITED STATES TRUST COMPANY OF
                                                  NEW YORK


                                                    by
                                                       -------------------------
                                                       Name:
                                                       Title:

                           [FACE OF INITIAL SECURITY]

            UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

            THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY

FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A TRANSACTION INVOLVING A MINIMUM PURCHASE PRICE OF $250,000 FOR SUCH SECURITIES FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE
(D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN THE CASE OF ANY OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                                NC MERGER COMPANY

                    11-1/8% SENIOR SUBORDINATED NOTE DUE 2007

No. C-1                                                    CUSIP No. 640071AA4
                                                                    $150,000,000

            NC MERGER COMPANY, a Wisconsin corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of $150,000,000 on May 1, 2007.

            Interest Payment Dates: May 1 and November 1

            Record Dates: April 15 and October 15

            Additional provisions of this Security are set forth on the other side of this Security.


Dated:  April 30, 1997

                                        NC MERGER COMPANY,


                                        by

                                                 -----------------------
                                                 Name:
                                                 Title:

TRUSTEE'S CERTIFICATE OF
     AUTHENTICATION

UNITED STATES TRUST COMPANY
         OF NEW YORK

  as Trustee, certifies
  that this is one of
  the Securities referred
  to in the Indenture,


  by
     ---------------------------
        Authorized Signatory

                                        Assumed and Guaranteed
                                        pursuant to the First
                                        Supplemental Indenture

                                        NEENAH CORPORATION,


                                        by

                                                 -----------------------
                                                 Name:
                                                 Title:

                                        NEENAH FOUNDRY COMPANY,


                                        by

                                                 -----------------------
                                                 Name:
                                                 Title:

                                        NEENAH TRANSPORT, INC.,


                                        by

                                                 -----------------------
                                                 Name:
                                                 Title:

                                        HARTLEY CONTROLS CORPORATION,


                                        by

                                                 -----------------------
                                                 Name:
                                                 Title:

                       [REVERSE SIDE OF INITIAL SECURITY]

                    11-1/8% Senior Subordinated Note due 2007

1. Interest

            NC Merger Company, a Wisconsin corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company and the Guarantor Subsidiaries will use their best efforts to have the Exchange Offer Registration Statement or, if applicable, the Shelf Registration Statement (each a "Registration Statement") declared effective by the Commission as promptly as practicable after the filing thereof. If (i) the Shelf Registration Statement or Exchange Offer Registration Statement, as applicable under the Exchange and Registration Rights Agreement is not filed with the Commission on or prior to 45 days after the Issue Date, (ii) the Exchange Offer Registration Statement or, as the case may be, the Shelf Registration Statement, is not declared effective within 105 days after the Issue Date, (iii) the Exchange Offer is not consummated on or prior to 135 days after the Issue Date, or (iv) the Shelf Registration Statement is filed and declared effective within 105 days after the Issue Date but shall thereafter cease to be effective (at any time that the Company is obligated to maintain the effectiveness thereof) without being succeeded within 30 days by an additional Registration Statement filed and declared effective (each such event referred to in clauses (i) through (iv), a "Registration Default"), the Company will pay liquidated damages to each holder of Transfer Restricted Securities, during the period of such Registration Default, in an amount equal to $0.192 per week per $1,000 principal amount of the Securities constituting Transfer Restricted Securities held by such holder until the applicable Registration Statement is filed or declared effective, the Exchange Offer is consummated or the Shelf Registration Statement again becomes effective, as the case may be. All accrued liquidated damages shall be paid to holders in the same manner as interest payments on the Securities on semi-annual payment dates which correspond to interest payment dates for the Securities. Following the cure of all Registration Defaults, the accrual of liquidated damages will cease. The Trustee shall have no responsibility with respect to the determination of the amount of any such liquidated damages. For purposes of the foregoing, "Transfer Restricted Securities" means each Initial Security until (i) the date on which such Initial Security has been exchanged for a freely transferable Exchange Security in the Exchange Offer, (ii) the date on which such Initial Security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iii) the date on which such Initial Security is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

            The Company will pay interest and liquidated damages, if any, semiannually on May 1 and November 1 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from April 30, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2. Method of Payment

            The Company will pay interest (except defaulted interest) on and liquidated damages, if any, in respect of the Securities to the Persons who are registered holders of Securities at the close of business on the April 15 or October 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money or by wire transfer of federal funds.

3. Paying Agent and Registrar

            Initially, UNITED STATES TRUST COMPANY OF NEW YORK, a New York banking corporation ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to the Holders. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4. Indenture and First Supplemental Indenture

            The Company issued the Securities under an Indenture dated as of April 30, 1997 ("Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

            Pursuant to the First Supplemental Indenture dated as of April 30, 1997, among Neenah Corporation, the Initial Guarantors and the Trustee, Neenah Corporation assumed the Company's obligations under the Indenture and the Securities and each of the Initial Guarantors agreed to guarantee those obligations under the Indenture and the Securities.

            The Securities are unsecured senior subordinated obligations of the Company limited to $150,000,000 aggregate principal amount at any one time outstanding (subject to Section 2.07 of the Indenture). This Security is one of the Initial Securities referred to in the Indenture. The Securities include the Initial Securities and any Exchange Securities issued in exchange for the Initial Securities pursuant to the Indenture. The Initial Securities and the Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the Incurrence of Indebtedness by the Company and its Restricted Subsidiaries; the payment of dividends on, and redemption of, Capital Stock of the Company and its Restricted Subsidiaries and the redemption of certain Subordinated Obligations of the Company and its Restricted Subsidiaries; Investments; sales of assets and

Restricted Subsidiary Capital Stock; certain transactions with Affiliates of the Company; the sale or issuance of Capital Stock of the Restricted Subsidiaries; the creation of Liens; the lines of business in which the Company and its Restricted Subsidiaries may operate; Sale/Leaseback Transactions and consolidations, mergers and transfers of all or substantially all of the Company's assets. In addition, the Indenture prohibits certain restrictions on distributions and dividends from Restricted Subsidiaries.

            To guarantee the due and punctual payment of the principal and interest, if any, on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture (as supplemented by the First Supplemental Indenture), the Initial Guarantors have guaranteed the Company's obligations under the Indenture on a senior subordinated basis pursuant to the terms of the Indenture.

5. Optional Redemption

            Except as set forth in the next two paragraphs, the Securities may not be redeemed prior to May 1, 2002. On and after that date, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption), if redeemed during the 12-month period beginning on or after May 1 of the years set forth below:

                                                                Redemption
Period                                                            Price
------                                                          ----------

2002........................................................     105.5625%
2003........................................................     103.7083%
2004........................................................     101.8542%
2005 and thereafter.........................................     100.0000%

            Notwithstanding the foregoing, at any time prior to May 1, 2000, the Company may redeem in the aggregate up to 40% of the original aggregate principal amount of Securities with the proceeds of one or more Public Equity Offerings by the Company at a redemption price (expressed as a percentage of principal amount) of 111.125% plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 60% of the original aggregate principal amount of the Securities must remain outstanding after each such redemption.

            At any time prior to May 1, 2002, the Securities may be redeemed, in whole or in part, at the option of the Company within 180 days after a Change of Control, at a redemption price equal to the sum of (i) the principal amount thereof plus (ii) accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption) plus (iii) the Applicable Premium.

6. Notice of Redemption

            Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7. Put Provisions

            Upon a Change of Control, unless the Company has elected to redeem the Securities pursuant to paragraph 5, any Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

8. Subordination

            The Securities are subordinated to Senior Indebtedness of the Company, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness of the Company must be paid before the Securities may be paid. In addition, each Subsidiary Guaranty is subordinated to Senior Indebtedness of the relevant Guarantor Subsidiary, as defined in the Indenture. The Company and each Guarantor Subsidiary agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

9. Denominations; Transfer; Exchange

            The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed or 15 days before an interest payment date.

10. Persons Deemed Owners

            The registered Holder of this Security may be treated as the owner of it for all purposes.

11. Unclaimed Money

            If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12. Discharge and Defeasance

            Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13. Amendment, Waiver

            Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any past default or noncompliance with any provision may be waived with the consent of the Holders of a majority in principal amount then outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article V of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to release Guarantor Subsidiaries when permitted by the Indenture, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any other change that does not adversely affect the rights of any Securityholder, or to provide for the issuance and authorization of the Exchange Securities.

14. Defaults and Remedies

            Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph
5 of the Securities, or failure by the Company to redeem or purchase, upon declaration or otherwise (whether or not such payment is prohibited by Article
X), Securities when required; (iii) failure by the Company or any Guarantor Subsidiary to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company or a Significant Subsidiary if the amount accelerated (or so unpaid) exceeds $5,000,000 or its foreign currency equivalent; (v) certain events of bankruptcy, insolvency or reorganization with respect to the Company and its Restricted Subsidiaries; (vi) certain judgments or decrees not covered by insurance for the payment of money in excess of $5,000,000 or its foreign currency equivalent against the Company or a Restricted Subsidiary; and (vii) a Subsidiary Guaranty ceasing to be in full force and effect (other than in accordance with its terms) or any Guarantor Subsidiary denies or disaffirms its obligations under the Indenture or any Subsidiary Guaranty and such Default continues for 10 days. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

            Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal, premium, if any, or interest) if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interest of the Holders.

15. Trustee Dealings with the Company

            Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16. No Recourse Against Others

            A director, officer, employee or stockholder, as such, of the Company or any Guarantor Subsidiary shall not have any liability for any obligations of the Company or a Guarantor Subsidiary under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17. Governing Law

            THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

18. Authentication

            This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19. Abbreviations

            Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN

(=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20. CUSIP Numbers

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

                                NC MERGER COMPANY
                               2121 Brooks Avenue
                             Neenah, Wisconsin 54957

                        Attention of James K. Hildebrand

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to


      (Print or type assignee's name, address and zip code)

      (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint _________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date: _____________________________ Your Signature: ____________________________

Signature Guarantee:____________________________________________________________
                   (Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

________________________________________________________________________________

     Sign exactly as your name appears on the other side of this Security.

          CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF
                         TRANSFER RESTRICTED SECURITIES

This certificate relates to $_________ principal amount of Securities held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

|_| has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depository a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above);

|_| has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such

Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW:

                   (1)  |_|   to the Company; or

                   (2)  |_|   pursuant to an effective registration statement
                              under the Securities Act of 1933; or

                   (3)  |_|   inside the United States to a "qualified
                              institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

                   (4)  |_|   o outside the United States in an offshore
                              transaction within the meaning of Regulation S under the Securities Act in compliance with Rule
                              904 under the Securities Act of 1933; or

                   (5)  |_|   pursuant to another available exemption from
                              registration provided by Rule 144 under the Securities Act of 1933.

      Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) or (5) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.


                                                     ------------------------
                                                            Signature

Signature Guarantee:

-----------------------------------                  --------------------------
Signature must be guaranteed                                 Signature

________________________________________________________________________________

              TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

            The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.



Dated: ________________                          ______________________________
                                                 NOTICE:  To be executed by
                                                          an executive officer

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

            The following increases or decreases in this Global Security have been made:


Date of   Amount of decrease   Amount of increase   Principal amount      Signature of
Exchange  in Principal         in Principal         of this Global        authorized officer
          Amount of this       Amount of this       Security following    of Trustee or
          Global Security      Global Security      such decrease or      Securities
                                                    increase)             Custodian

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, check the box:

                                       |_|

            If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the amount:
$_______________


Date: __________________ Your Signature: ___________________________________
                                         (Sign exactly as your name appears
                                           on the other side of the Security)

Signature Guarantee:_________________________________________________________
                    (Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

                                                                       EXHIBIT B

                       [FORM OF FACE OF EXCHANGE SECURITY]

                           [Global Securities Legend]

            UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. (2)

                               NEENAH CORPORATION

               11-1/8% SERIES B SENIOR SUBORDINATED NOTE DUE 2007

No.                                                       Cusip No. [          ]
                                                                  $[         ]

            NEENAH CORPORATION, a Wisconsin corporation, promises to pay to [ ], or registered assigns, the principal sum of $__________ on May 1, 2007.

            Interest Payment Dates: May 1 and November

            Record Dates:           April 15 and October 15

----------
      (2) This paragraph should only be added if the Security is issued in global form.

            Additional provisions of this Security are set forth on the other side of this Security.

Dated:

                                        NEENAH CORPORATION,


                                        by

                                                 -----------------------
                                                 Name:
                                                 Title:


                                                 -----------------------
                                                 Name:
                                                 Title:

TRUSTEE'S CERTIFICATE OF
     AUTHENTICATION

UNITED STATES TRUST COMPANY
       OF NEW YORK

       as Trustee, certifies         [Seal]
       that this is one of
       the Securities referred
       to in the Indenture,


       by
         -------------------------
           Authorized Signatory

                   [FORM OF REVERSE SIDE OF EXCHANGE SECURITY]

               11-1/8% Series B Senior Subordinated Note due 2007

1. Interest

            NEENAH CORPORATION, a Wisconsin corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest and liquidated damages, if any, semiannually on May 1 and November 1 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from April 30, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2. Method of Payment

            The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the April 15 or October 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money or by wire transfer of federal funds.

3. Paying Agent and Registrar

            Initially, UNITED STATES TRUST COMPANY OF NEW YORK, a New York banking corporation ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to the Holders. The Company or any of its domestically incorporated

Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4. Indenture; First Supplemental Indenture

            NC Merger Company, a Wisconsin corporation ("NC Merger"), issued the Securities under an Indenture dated as of April 30, 1997 ("Indenture"), among NC Merger and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

            Pursuant to the First Supplemental Indenture dated as of April 30, 1997, among the Company, the Initial Guarantors and the Trustee, the Company assumed NC Merger's obligations under the Indenture and the Securities and each of the Initial Guarantors agreed to guarantee those obligations under the Indenture and the Securities.

            The Securities are unsecured senior subordinated obligations of the Company limited to $150,000,000 aggregate principal amount at any one time outstanding (subject to Section 2.07 of the Indenture). This Security is one of the Exchange Securities referred to in the Indenture. The Securities include the Initial Securities and any Exchange Securities issued in exchange for the Initial Securities pursuant to the Indenture. The Initial Securities and the Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the Incurrence of Indebtedness by the Company and its Restricted Subsidiaries; the payment of dividends on, and redemption of, Capital Stock of the Company and its Restricted Subsidiaries and the redemption of certain Subordinated Obligations of the Company and its Restricted Subsidiaries; Investments; sales of assets and Restricted Subsidiary Capital Stock; certain transactions with Affiliates of the Company; the sale or issuance of Capital Stock of the Restricted Subsidiaries; the creation of Liens; the lines of business in which the Company and its Restricted Subsidiaries may operate; Sale/Leaseback Transactions and consolidations, mergers and transfers of all or substantially all of the Company's assets. In addition, the Indenture prohibits certain restrictions on distributions and dividends from Restricted Subsidiaries.

            To guarantee the due and punctual payment of the principal and interest, if any, on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Guarantor Subsidiaries have guaranteed the Company's obligations under the Indenture on a senior subordinated basis pursuant to the terms of the Indenture.

5. Optional Redemption

            Except as set forth in the next two paragraphs, the Securities may not be redeemed prior to May 1, 2002. On and after that date, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption), if redeemed during the 12-month period beginning on or after May 1 of the years set forth below:

                                                                  Redemption
Period                                                              Price
------                                                            ----------

2002............................................................   105.5625%
2003............................................................   103.7083%
2004............................................................   101.8542%
2005 and thereafter.............................................   100.0000%

            Notwithstanding the foregoing, at any time on or prior to May 1, 2000, the Company may redeem in the aggregate up to 40% of the original aggregate principal amount of Securities with the proceeds of one or more Public Equity Offerings at a redemption price (expressed as a percentage of principal amount thereof) of 111.125% plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption); provided, however, that at least 60% of the original aggregate principal amount of the Securities must remain outstanding after each such redemption.

            At any time prior to May 1, 2002, the Securities may be redeemed, in whole or in part, at the option of the Company within 180 days after a Change of Control, at a redemption price equal to the sum of (i) the principal amount thereof plus (ii) accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption) plus (iii) the Applicable Premium.

6. Notice of Redemption

            Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7. Put Provisions

            Upon a Change of Control, unless the Company has elected to redeem the Securities pursuant to paragraph 5, any Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Company to purchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

8. Subordination

            The Securities are subordinated to Senior Indebtedness of the Company, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness of the Company must be paid before the Securities may be paid. In addition, each Subsidiary Guaranty is subordinated to Senior Indebtedness of the relevant Guarantor Subsidiary, as defined in the Indenture. The Company and each Guarantor Subsidiary agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

9. Denominations; Transfer; Exchange

            The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Regis trar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed or 15 days before an interest payment date.

10. Persons Deemed Owners

            The registered Holder of this Security may be treated as the owner of it for all purposes.

11. Unclaimed Money

            If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12. Discharge and Defeasance

            Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13. Amendment, Waiver

            Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any past default or noncompliance with any provision may be waived with the consent of the Holders of a majority in principal amount then outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article V of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to release Guarantor Subsidiaries when permitted by the Indenture or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make certain changes in the subordination provisions, or to make any change that does not adversely affect the rights of any Securityholder.

14. Defaults and Remedies

            Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, or failure by the Company to redeem or purchase, upon declaration or otherwise (whether or not such payment is prohibited by Article
X), Securities when required; (iii) failure by the Company or any Guarantor Subsidiary to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations

(including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $5,000,000 or its foreign currency equivalent; (v) certain events of bankruptcy, insolvency or reorganization with respect to the Company and its Restricted Subsidiaries; and (vi) certain judgments or decrees not covered by insurance for the payment of money in excess of $5,000,000 or its foreign currency equivalent against the Company or a Restricted Subsidiary; and (vii) a Subsidiary Guaranty ceasing to be in full force and effect (other than in accordance with its terms) or any Guarantor Subsidiary denies or disaffirms its obligations under the Indenture or any Subsidiary Guaranty and such Default continues for 10 days. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

            Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal, premium, if any, or interest) if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interest of the Holders.

15. Trustee Dealings with the Company

            Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16. No Recourse Against Others

            A director, officer, employee or stockholder, as such, of the Company or any Guarantor Subsidiary shall not have any liability for any obligations of the Company or a Guarantor Subsidiary under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17. Governing Law

            THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

18. Authentication

            This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19. Abbreviations

            Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

20. CUSIP Numbers

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

                               NEENAH CORPORATION
                               2121 Brooks Avenue
                                Neenah, WI 54957
                      Attention of Chief Financial Officer

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to


      (Print or type assignee's name, address and zip code)

      (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint __________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


________________________________________________________________________________

Date: ____________________________ Your Signature: _____________________________

Signature Guarantee:____________________________________________________________
                    (Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)
________________________________________________________________________________

     Sign exactly as your name appears on the other side of this Security.

                           SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

                  The following increases or decreases in this Global Security have been made:

Date of    Amount of decrease   Amount of increase   Principal amount      Signature of
Exchange   in Principal         in Principal         of this Global        authorized officer
           Amount of this       Amount of this       Security following    of Trustee or
           Global Security      Global Security      such decrease or      Securities
                                                     increase)             Custodian

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, check the box:

                                       |_|

            If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the amount:
$______________

Date: _____________________________ Your Signature: ____________________________
                                    (Sign exactly as your name appears on the other side of the Security)

Signature Guarantee:_______________________________________
                    (Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

                                                                       EXHIBIT C

                      [FORM OF CERTIFICATE TO BE DELIVERED
                     IN CONNECTION WITH TRANSFERS TO NON-QIB
                       INSTITUTIONAL ACCREDITED INVESTORS]

                       Transferee Letter of Representation

Neenah Corporation
c/o United States Trust Company of New York
114 West 47th Street
New York, NY 10036

Dear Ladies and Gentlemen:

            This certificate is delivered to request a transfer of $ principal amount of the 11-1/8% Senior Subordinated Notes due 2007 (the "Securities") of Neenah Corporation (the "Company").

            Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

            Name: ___________________________________

            Address: ________________________________

            Taxpayer ID Number: _____________________

            The undersigned represents and warrants to you that:

            1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")) purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Securities and invest in or purchase securities similar to the Securities in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

            2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence.

We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1),
(2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor", in each case in a transaction involving a minimum principal amount of Securities of $250,000 or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Termination Date of the Securities pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

                                        TRANSFEREE:___________________


                                        BY____________________________

                                                                       EXHIBIT D

                          FIRST SUPPLEMENTAL INDENTURE

                              FIRST SUPPLEMENTAL INDENTURE (this "Supplemental
                        Indenture"), dated as of April 30, 1997, among NEENAH CORPORATION, a Wisconsin corporation ("Neenah"), NEENAH FOUNDRY COMPANY, NEENAH TRANSPORT, INC. and HARTLEY CONTROLS CORPORATION, each a Wisconsin corporation and a wholly owned subsidiary of Neenah (collectively, the "Initial Guarantors"), and UNITED STATES TRUST COMPANY OF NEW YORK, a New York corporation, as trustee under the indenture referred to below (the "Trustee").

                               W I T N E S S E T H

            WHEREAS NC Merger Company, a Wisconsin corporation (the "Company"), as issuer, has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of April 30, 1997, providing for the issuance of an aggregate principal amount of $150,000,000 of 11-1/8% Senior Subordinated Notes due 2007 of the Company (the "Securities");

            WHEREAS, immediately after the execution of the Indenture and the issuance of the Securities, the Company was merged with and into Neenah in the Neenah Merger, with Neenah as the surviving corporation;

            WHEREAS, (i) pursuant to the terms of the Neenah Merger, Neenah succeeded to the obligations of the Company under the Indenture and (ii) the Guarantors have agreed to become Guarantor Subsidiaries under the Indenture; and

            WHEREAS, pursuant to Section 9.01 of the Indenture, the parties hereto are required to execute and deliver this Supplemental Indenture;


            NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, Neenah, each of the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

            1. Definitions. (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

            (b) For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:
(i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein", "hereof" and "hereby" and other words of similar import used in this Supplement refer to this Supplement as a whole and not to any particular section hereof.

            2. Express Assumption of Obligations under the Indenture. Neenah acknowledges and agrees that as a result of its being the surviving corporation in the Merger with NC Merger it has succeeded to all of the obligations and duties of NC Merger under the Securities and the Indenture on the terms and subject to the conditions set forth in the Securities and the Indenture. Neenah agrees to be bound by all provisions of the Securities and the Indenture.

            3. Agreement To Guarantee. Each of the Guarantors hereby agrees to, jointly and severally guarantee Neenah's obligations under the Securities on the terms and subject to the conditions set forth in Article XI of the Indenture and to be bound by all other applicable provisions of the Indenture.

            4. Ratification of Indenture; Supplemental Indenture, Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed by the parties hereto and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

            5. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT

THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

            6. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

            7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

            8. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.


            IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.


                                        NEENAH CORPORATION,


                                        by

                                                 -----------------------
                                                 Name:
                                                 Title:

                                        NEENAH FOUNDRY COMPANY,


                                        by

                                                 -----------------------
                                                 Name:
                                                 Title:

                                        NEENAH TRANSPORT, INC.,


                                        by

                                                 -----------------------
                                                 Name:
                                                 Title:

                                        HARTLEY CONTROLS CORPORATION,


                                        by

                                                 -----------------------
                                                 Name:
                                                 Title:

                                        UNITED STATES TRUST COMPANY OF
                                        NEW YORK, as Trustee,



                                        by

                                                 -----------------------
                                                 Name:
                                                 Title:

                                                                       EXHIBIT E

                         FORM OF SUPPLEMENTAL INDENTURE

                              SUPPLEMENTAL INDENTURE (this "Supplemental
                        Indenture"), dated as of [ ], among [NEW GUARANTOR SUBSIDIARY] (the "New Guarantor Subsidiary"), a subsidiary of NEENAH CORPORATION (or its successor), a Wisconsin corporation (the "Company"), THE COMPANY, on behalf of itself and the Guarantor Subsidiaries (the "Existing Guarantor Subsidiaries") under the Indenture referred to below, and UNITED STATES TRUST COMPANY OF NEW YORK, a New York banking association, as trustee under the indenture referred to below (the "Trustee").

                              W I T N E S S E T H :


            WHEREAS NC Merger Company, a Wisconsin corporation ("NC Merger"), has heretofore executed and delivered to the Trustee an Indenture (the "Indenture"), dated as of April 30, 1997, providing for the issuance of an aggregate principal amount of $150,000,000 of 11-1/8% Senior Subordinated Notes due 2007 (the "Securities") and the Company and the Initial Guarantors have executed and delivered the First Supplemental Indenture pursuant to which the Company assumed NC Merger's obligations under the Indenture and the Securities and the Initial Guarantors agreed to guarantee those obligations;

            WHEREAS Section 4.15 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantor Subsidiary to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor Subsidiary shall unconditionally guarantee all of the Company's obligations under the Securities pursuant to a Subsidiary Guaranty on the terms and conditions set forth herein; and

            WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Company and Existing Guarantor Subsidiaries are authorized to execute and deliver this Supplemental Indenture;

            NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor Subsidiary, the Company, the Existing Guarantor Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

            1. Definitions. (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

            (b) For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:
(i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein," "hereof" and "hereby" and other words of similar import used in this Supplement refer to this Supplement as a whole and not to any particular section hereof.

            2. Agreement to Guarantee. The New Guarantor Subsidiary hereby agrees, jointly and severally with all other Guarantor Subsidiaries, to Guarantee the Company's obligations under the Securities on the term and subject to the conditions set forth in Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture.

            3. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

            4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

            5. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

            6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

            7. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.


            IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                        [NEW GUARANTOR SUBSIDIARY],


                                          by
                                             -----------------------------
                                             Name:
                                             Title:

                                        NEENAH CORPORATION, on behalf
                                        of itself and the Existing
                                        Guarantor Subsidiaries,


                                          by
                                             -----------------------------
                                             Name:
                                             Title:

                                        UNITED STATES TRUST COMPANY
                                        OF NEW YORK as Trustee,


                                          by
                                             -----------------------------
                                             Name:
                                             Title:

                                                                       EXHIBIT F

                      [FORM OF CERTIFICATE TO BE DELIVERED
                     UPON TERMINATION OF RESTRICTED PERIOD]


                            On or after June 8, 1997

Neenah Corporation
c/o United States Trust Company of New York
114 West 47th Street
New York, NY 10036

Attention:  [          ]

          Re: Neenah Corporation (the "Company") 11-1/8%
              Senior Subordinated Notes due 2007 (the
              "Initial Securities") and 11-1/8% Series B
              Senior Subordinated Notes due 2007 (the
              "Exchange Securities" and, together with the Initial Securities, the "Securities")

Ladies and Gentlemen:

            This letter relates to Securities represented by a temporary global note certificate (the "Temporary Certificate"). Pursuant to Section 2.01 of the Indenture dated as of April 30, 1997 relating to the Securities (the "Indenture"), we hereby certify that (1) we are the beneficial owner of $[ ] principal amount of Initial Securities represented by the Temporary Certificate and (2) we are a person outside the United States to whom the Initial Securities could be transferred in accordance with Rule 904 of Regulation S promulgated under the Securities Act of 1933, as amended. Accordingly, you are hereby requested to issue a Certificated Note representing the undersigned's interest in the principal amount of Initial Securities represented by the Temporary Certificate, all in the manner provided by the Indenture.

            You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                        Very truly yours,

                                        [Name of Holder]


                                        By:___________________________
                                              Authorized Signature

                                                                       EXHIBIT G

                      [FORM OF CERTIFICATE TO BE DELIVERED
               IN CONNECTION WITH TRANSFERS PURSUANT TO RULE 144A]

United States Trust Company of New York
114 West 47th Street
New York, NY 10036

Attention:  [                     ]

[date]

          Re: Neenah Corporation (the "Company") 11-1/8%
              Senior Subordinated Notes due 2007 (the
              "Securities")

Ladies and Gentlemen:

            In connection with our proposed sale of $_______ aggregate principal amount at maturity of the Securities, we hereby certify that such transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we hereby further certify that the Securities are being transferred to a person that we reasonably believe is purchasing the Securities for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Securities are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

            You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                    Very truly yours,


                                    ------------------------------
                                         [Name of Transferor]



                                    By:_________________________
                                       Authorized Signature

                                                                       EXHIBIT H

                      [Form of Certificate to Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S]


                                     [date]

United States Trust Company of New York
114 West 47th Street
New York, NY 10036

Attention:  [           ]

          Re:  Neenah Corporation (the "Company") 11-1/8%
               Senior Subordinated Notes due 2007 (the
               "Securities")

Ladies and Gentlemen:

            In connection with our proposed sale of $________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

            (1) the offer of the Securities was not made to a person in the United States;

            (2) either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

            (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

            In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(1), as the case may be.

            You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                    Very truly yours,

                                    [Name of Transferor]


                                    By:_______________________
                                         Authorized Signature